EXHIBIT 4.9



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                           AMERICAN BANK INCORPORATED

                                       AND

                             BANKERS TRUST COMPANY,
                              AS INDENTURE TRUSTEE

                                    INDENTURE

                6.0% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2032

                           DATED AS OF MARCH ___, 2002


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

                                TABLE OF CONTENTS

ARTICLE I - DEFINITIONS.................................................................................2
      Section 1.1 Definitions of Terms..................................................................2
ARTICLE II - ISSUE, DESCRIPTION, TERMS, CONDITIONS REGISTRATION AND EXCHANGE OF THE DEBENTURES.........10
      Section 2.1 Designation and Principal Amount.....................................................10
      Section 2.2 Maturity.............................................................................10
      Section 2.3 Form And Payment.....................................................................11
      Section 2.4 [Intentionally Left Blank]...........................................................11
      Section 2.5 Interest.............................................................................11
      Section 2.6 Execution and Authentications........................................................12
      Section 2.7 Registration of Transfer and Exchange................................................13
      Section 2.8 Temporary Debentures.................................................................14
      Section 2.9 Mutilated, Destroyed, Lost or Stolen Debentures......................................14
      Section 2.10 Cancellation........................................................................15
      Section 2.11 Benefit of Indenture................................................................15
      Section 2.12 Authenticating Agent................................................................16
ARTICLE III - REDEMPTION OF DEBENTURES.................................................................16
      Section 3.1 Redemption...........................................................................16
      Section 3.2 Special Event Redemption.............................................................16
      Section 3.3 Optional Redemption by Company.......................................................17
      Section 3.4 Notice of Redemption.................................................................18
      Section 3.5 Payment Upon Redemption..............................................................19
      Section 3.6 No Sinking Fund......................................................................19
ARTICLE IV - CONVERSION OF DEBENTURES..................................................................20
      Section 4.1 Conversion Rights....................................................................20
      Section 4.2 Conversion Procedures................................................................20
      Section 4.3 Conversion Ratio Adjustments.........................................................22
      Section 4.4 Reclassification, Consolidation, Merger Or Sale Of Assets............................26
      Section 4.5 Notice of Adjustments of Conversion Ratio............................................26
      Section 4.6 Prior Notice of Certain Events.......................................................27
      Section 4.7 Certain Defined Terms................................................................28
      Section 4.8 Dividend Or Interest Reinvestment Plans..............................................28
      Section 4.9 Certain Additional Rights............................................................28
      Section 4.10 Trustee Not Responsible for Determining Conversion Ratio or Adjustments.............29
ARTICLE V - EXTENSION OF INTEREST PAYMENT PERIOD.......................................................30
      Section 5.1 Extension of Interest Payment Period.................................................30
      Section 5.2 Notice of Extension..................................................................30
      Section 5.3 Limitation on Transactions...........................................................31
ARTICLE VI - PARTICULAR COVENANTS OF THE COMPANY.......................................................31
      Section 6.1 Payment of Principal and Interest....................................................31
      Section 6.2 Maintenance of Agency................................................................32
      Section 6.3 Paying Agents........................................................................32
      Section 6.4 Appointment to Fill Vacancy in Office of Trustee.....................................33

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      Section 6.5 Compliance with Consolidation Provisions.............................................33
      Section 6.6 Limitation on Transactions...........................................................33
      Section 6.7 Covenants as to the Trust............................................................34
      Section 6.8 Covenants as to Purchases............................................................34
      Section 6.9 Waiver of Usury, Stay or Extension Laws..............................................35
ARTICLE VII - DEBENTUREHOLDERS' LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE.......................35
      Section 7.1 Company to Furnish Trustee Names and Addresses of Debentureholders...................35
      Section 7.2 Preservation of Information Communications with Debentureholders.....................35
      Section 7.3 Reports by the Company...............................................................35
      Section 7.4 Reports by the Trustee...............................................................36
ARTICLE VIII - REMEDIES OF THE TRUSTEE AND DEBENTUREHOLDERS ON EVENT OF DEFAULT........................36
      Section 8.1 Events of Default....................................................................36
      Section 8.2 Collection of Indebtedness and Suits for Enforcement by Trustee......................38
      Section 8.3 Application of Moneys Collected......................................................39
      Section 8.4 Limitation on Suits..................................................................40
      Section 8.5 Rights and Remedies Cumulative; Delay or Omission Not Waiver.........................41
      Section 8.6 Control by Debentureholders..........................................................41
      Section 8.7 Undertaking to Pay Costs.............................................................42
      Section 8.8 Direct Action; Right of Set-Off......................................................42
ARTICLE IX - FORM OF DEBENTURE AND ORIGINAL ISSUE......................................................42
      Section 9.1 Form of Debenture....................................................................42
      Section 9.2 Original Issue of Debentures.........................................................42
ARTICLE X - CONCERNING THE TRUSTEE.....................................................................43
      Section 10.1 Certain Duties and Responsibilities of the Trustee..................................43
      Section 10.2 Notice of Defaults..................................................................44
      Section 10.3 Certain Rights of Trustee...........................................................44
      Section 10.4 Trustee Not Responsible for Recitals, Etc...........................................45
      Section 10.5 May Hold Debentures.................................................................46
      Section 10.6 Moneys Held in Trust................................................................46
      Section 10.7 Compensation and Reimbursement......................................................46
      Section 10.8 Reliance on Officers' Certificate...................................................46
      Section 10.9 Disqualification: Conflicting Interests.............................................47
      Section 10.10 Corporate Trustee Required; Eligibility............................................47
      Section 10.11 Resignation and Removal; Appointment of Successor..................................47
      Section 10.12 Acceptance of Appointment by Successor.............................................49
      Section 10.14 Preferential Collection of Claims Against the Company..............................50
ARTICLE XI - CONCERNING THE DEBENTUREHOLDERS............................................................50
      Section 11.1 Evidence of Action by Holders.......................................................50
      Section 11.2 Proof of Execution by Debentureholders..............................................50
      Section 11.3 Who May Be Deemed Owners............................................................51
      Section 11.4 Certain Debentures Owned by Company Disregarded.....................................51
      Section 11.5 Actions Binding on Future Debentureholders..........................................51

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ARTICLE XII - SUPPLEMENTAL INDENTURES..................................................................52
      Section 12.1 Supplemental Indentures without the Consent of Debentureholders.....................52
      Section 12.2 Supplemental Indentures with Consent of Debentureholders............................53
      Section 12.3 Effect of Supplemental Indentures...................................................53
      Section 12.4 Debentures Affected by Supplemental Indentures......................................54
      Section 12.5 Execution of Supplemental Indentures................................................54
ARTICLE XIII - SUCCESSOR CORPORATION...................................................................54
      Section 13.1 Company May Consolidate, Etc........................................................54
      Section 13.2 Successor Corporation Substituted...................................................55
      Section 13.3 Evidence of Consolidation, Etc. to Trustee..........................................55
ARTICLE XIV - SATISFACTION AND DISCHARGE...............................................................56
      Section 14.1 Satisfaction and Discharge of Indenture.............................................56
      Section 14.2 Discharge of Obligations............................................................56
      Section 14.3 Deposited Moneys to be Held in Trust................................................56
      Section 14.4 Payment of Monies Held by Paying Agents.............................................57
      Section 14.5 Repayment to Company................................................................57
ARTICLE XV - IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS...........................57
      Section 15.1 No Recourse.........................................................................57
ARTICLE XVI - MISCELLANEOUS PROVISIONS.................................................................58
      Section 16.1 Effect on Successors and Assigns....................................................58
      Section 16.2 Actions by Successor................................................................58
      Section 16.3 Surrender of Company Powers.........................................................58
      Section 16.4 Notices.............................................................................58
      Section 16.5 Governing Law.......................................................................58
      Section 16.6 Treatment of Debentures as Debt.....................................................59
      Section 16.7 Compliance Certificates and Opinions................................................59
      Section 16.8 Payments on Business Days...........................................................59
      Section 16.9 Conflict with Trust Indenture Act...................................................59
      Section 16.10 Counterparts.......................................................................60
      Section 16.11 Separability.......................................................................60
      Section 16.12 Assignment.........................................................................60
      Section 16.13 Acknowledgment of Rights...........................................................60
ARTICLE XVII - SUBORDINATION OF DEBENTURES.............................................................60
      Section 17.1 Agreement to Subordinate............................................................60
      Section 17.2 Default on Senior Debt, Subordinated Debt or Additional Senior Obligations..........61
      Section 17.3 Liquidation; Dissolution; Bankruptcy................................................61
      Section 17.4 Subrogation.........................................................................62
      Section 17.5 Trustee to Effectuate Subordination.................................................63
      Section 17.6 Notice by the Company...............................................................63
      Section 17.7 Rights of the Trustee; Holders of Senior Indebtedness...............................64
      Section 17.8 Subordination May Not Be Impaired...................................................65
FORM OF CONVERSION REQUEST..............................................................................9
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                              CROSS-REFERENCE TABLE

SECTION OF TRUST
INDENTURE ACT                                                        SECTION OF
OF 1939, AS AMENDED                                                   INDENTURE
-------------------                                                  ----------

     310(a)......................................................10.10
     310(b)......................................................10.9
           ......................................................10.11
     310(c)......................................................Not Applicable
     311(a)......................................................10.14
     311(b)......................................................10.14
     311(c)......................................................Not Applicable
     312(a)......................................................7.1
           ......................................................7.2(a)
     312(b)......................................................7.2(c)
     312(c)......................................................7.2(c)
     313(a)......................................................7.4(a)
     313(b)......................................................7.4(b)
     313(c)......................................................7.4(a)
           ......................................................7.4(b)
     313(d)......................................................7.4(c)
     314(a)......................................................7.3(a)
     314(b)......................................................Not Applicable
     314(c)......................................................16.7
     314(d)......................................................Not Applicable
     314(e)......................................................16.7
     314(f)......................................................Not Applicable
     315(a)......................................................10.1(a)
           ......................................................10.3
     315(b)......................................................10.2
     315(c)......................................................10.1(a)
     315(d)......................................................10.1(b)
     315(e)......................................................8.7
     316(a)......................................................1.1
           ......................................................8.6
     316(b)......................................................8.4(b)
     316(c)......................................................11.1(b)
     317(a)......................................................8.2
     317(b)......................................................6.3
     318(a)......................................................16.9

     Note: This reconciliation and tie sheet shall not, for any purpose, be deemed to be a part of the Indenture


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                                    INDENTURE

     INDENTURE, dated as of March ___, 2002, between AMERICAN BANK INCORPORATED, a Pennsylvania corporation (the Company) and Bankers Trust Company, a Delaware banking corporation duly organized and existing under the laws of the State of Delaware as trustee (the Trustee);

                                    RECITALS

     WHEREAS, for its lawful corporate purposes, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of securities to be known as its 6.0% Convertible Subordinated Debentures due 2032
(hereinafter referred to as the Debentures), the form and substance of such Debentures and the terms, provisions and conditions thereof to be set forth as provided in this Indenture;

     WHEREAS, American Capital Trust I, a Delaware statutory business trust (the
Trust), has offered to the public up to $________________ aggregate liquidation amount of its Preferred Securities (as defined herein) and proposes to invest the proceeds from such offering, together with the proceeds of the issuance and sale by the Trust to the Company of up to $_________ aggregate liquidation amount of its Common Securities (as defined herein), in up to $___________ aggregate principal amount of the Debentures;

     WHEREAS, the Company has requested that the Trustee execute and deliver this Indenture;

     WHEREAS, all requirements necessary to make this Indenture a valid instrument in accordance with its terms, and to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this Indenture have been duly authorized in all respects;

     WHEREAS, to provide the terms and conditions upon which the Debentures are to be authenticated, issued and delivered, the Company has duly authorized the execution of this Indenture; and

     WHEREAS, all things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

     NOW, THEREFORE, in consideration of the premises and the purchase of the Debentures by the holders thereof, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the holders of the Debentures:

                                       1

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                             ARTICLE I - DEFINITIONS

SECTION 1.1 DEFINITIONS OF TERMS.

     The terms defined in this Section 1.1 (except as in this Indenture otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.1 and shall include the plural as well as the singular. All other terms used in this Indenture that are defined in the Trust Indenture Act, or that are by reference in the Trust
Indenture Act defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in the Trust Indenture Act and in the Securities
Act as in force at the date of the execution of this instrument. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with Generally Accepted Accounting Principles.

     "Accelerated Maturity Date" means if the Company elects to accelerate the Maturity Date in accordance with Section 2.2(c), the date selected by the Company, which is prior to the Scheduled Maturity Date, but is after March 31, 2007.

     "Additional Interest" shall have the meaning set forth in Section 2.5(c).

     "Additional Senior Obligations" means all indebtedness of the Company whether incurred on or prior to the date of this Indenture or thereafter incurred, for claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements;
provided, however, that Additional Senior Obligations does not include claims in respect of Senior Debt or Subordinated Debt or obligations which, by their terms, are expressly stated to be not superior in right of payment to the Debentures or to rank pari passu in right of payment with the Debentures. For purposes of this definition, claim shall have the meaning assigned thereto in
Section 101(4) of the United States Bankruptcy Code of 1978, as amended.

     "Administrative Trustees" shall have the meaning set forth in the Trust
Agreement.

     "Affiliate" means, with respect to a specified Person, (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities or other ownership interests of the specified Person; (b) any Person 10% or more of whose outstanding voting securities or other ownership interests are directly or indirectly owned, controlled or held with power to vote by the specified Person; (c) any Person directly or indirectly controlling, controlled by, or under common control with the specified Person; (d) a partnership in which the specified Person is a general partner; (e) any officer or director of the specified Person; and (f) if the specified Person is an individual, any entity of which the specified Person is an officer, director or general partner.

     "Authenticating Agent" means an authenticating agent with respect to the Debentures appointed by the Trustee pursuant to Section 2.12.

                                       2

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     "Bankruptcy Law" means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

     "Board of Directors" means the Board of Directors of the Company or any duly authorized committee of such Board or any other duly designated officers of the Company.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

     "Business Day" means, with respect to the Debentures, any day other than a Saturday or a Sunday or a day on which federal or state banking institutions in the Borough of Manhattan, The City of New York, are authorized or required by law, executive order or regulation to close, or a day on which the Corporate
Trust Office of the Trustee or the Property Trustee is closed for business.

     "Capital Treatment Event" means the receipt by the Company and the Trust of an Opinion of Counsel, rendered by a law firm having a recognized national bank regulatory practice, to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Preferred
Securities under the Trust Agreement, there is more than an insubstantial risk of impairment of the Company's ability to treat the Preferred Securities (or any substantial portion thereof) as Tier 1 capital (or the then equivalent thereof), for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Company; provided, however, that the Trust or the Company shall have requested and received such an Opinion of Counsel with regard to such matters within a reasonable period of time after the Trust or the Company shall have become aware of the possible occurrence of any such event;
provided, however, that the inability of the Company to treat all or any portion of the Liquidation Amount of the Preferred Securities as Tier 1 Capital shall not constitute the basis for a Capital Treatment Event if such inability results from the Company having cumulative preferred stock, minority interests in consolidated subsidiaries, or any other class of security or interest which the Federal Reserve now or may hereafter accord Tier 1 Capital treatment in excess of the amount which may qualify for treatment as Tier 1 Capital under applicable capital adequacy guidelines of the Federal Reserve; provided, further, however, that the distribution of Junior Subordinated Debentures in connection with the dissolution of the Trust shall not in and of itself constitute a Capital
Treatment Event.

     "Certificate" means a certificate signed by the principal executive officer, the principal financial officer, the principal accounting officer, the treasurer or any vice president of the Company. The Certificate need not comply with the provisions of Section 16.7.

     "Change in 1940 Act Law" shall have the meaning set forth in the definition of Investment Company Event.

                                       3

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     "Commission" means the Securities and Exchange Commission.

     "Common Securities" means undivided beneficial interests in the assets of the Trust which rank pari passu with the Preferred Securities; provided, however, that upon the occurrence of an Event of Default, the rights of holders of Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise are subordinated to the rights of holders of Preferred Securities.

     "Common Stock" means the common stock, par value $0.10 per share, of the Company.

     "Company" means American Bank Incorporated, a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania, and, subject to the provisions of Article XIII, shall also include its successors and assigns.

     "Compounded Interest" shall have the meaning set forth in Section 5.1.

     "Conversion Agent" means the Person appointed to act on behalf of the holders of the Preferred Securities in effecting the conversion of Preferred
Securities to Debentures and Debentures to Common Stock as and in the manner set forth in the Trust Agreement and this Indenture.

     "Conversion Price" means $8.50.

     "Conversion Ratio" has the meaning set forth in Section 4.1.

     "Conversion Request" means (a) the irrevocable request to be given by a Debenture holder to the Conversion Agent directing the Conversion Agent to convert the Debentures into shares of Common Stock, and (b) the irrevocable request to be given by a holder of Preferred Securities to the Conversion Agent directing the Conversion Agent to exchange such stock on behalf of such holder.

     "Corporate Trust Office" means the office of the Trustee at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at Four Albany Street, New York, New
York 10006, Attention: Corporate Trust and Agency Services.

     "Coupon Rate" shall have the meaning set forth in Section 2.5.

     "Custodian" means any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

     "Debentures" shall have the meaning set forth in the Recitals hereto.

     "Debenture holder", "holder of Debentures", "registered holder", or other similar term, means the Person or Persons in whose name or names a particular
Debenture shall be registered on the books of the Company or the Trustee kept for that purpose in accordance with the terms of this Indenture.

                                       4

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     "Debenture Register" shall have the meaning set forth in Section 2.7(b).

     "Debenture Registrar" shall have the meaning set forth in Section 2.7(b).

     "Debt" means with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; and (vi) and every obligation of the type referred to in clauses (i) through (v) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

     "Default" means any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

     "Deferred Interest" shall have the meaning set forth in Section 5.1.

     "Direct Action" shall have the meaning set forth in Section 8.8.

     "Dissolution Event" means that as a result of the occurrence and continuation of a Special Event, the Trust is to be dissolved in accordance with the Trust Agreement and the Debentures held by the Property Trustee are to be distributed to the holders of the Trust Securities issued by the Trust pro rata in accordance with the Trust Agreement.

     "Event of Default" means, with respect to the Debentures, any event specified in Section 8.1, which has continued for the period of time, if any, and after the giving of the notice, if any, therein designated.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, as in effect at the date of execution of this Indenture.

     "Extended Interest Payment Period" shall have the meaning set forth in
Section 5.1.

     "Federal Reserve" means the Board of Governors of the Federal Reserve
System.

     "Generally Accepted Accounting Principles" means such accounting principles as are generally accepted at the time of any computation required hereunder.

                                       5


     "Governmental Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged; or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America that, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such Governmental Obligation or a specific payment of principal of or interest on any such Governmental Obligation held by such custodian for the account of the holder of such depositary receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Governmental Obligation or the specific payment of principal of or interest on the Governmental Obligation evidenced by such depositary receipt.

     "Herein", "hereof", and "hereunder", and other words of similar import, refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

     "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into in accordance with the terms hereof.

     "Interest Payment Date", when used with respect to any installment of interest on the Debentures, means the date specified in the Debenture or in an indenture supplemental hereto with respect to the Debentures as the fixed date on which an installment of interest with respect to the Debentures is due and payable.

     "Investment Company Act", means the Investment Company Act of 1940, as amended, as in effect at the date of execution of this Indenture.

     "Investment Company Event" means the receipt by the Trust and the Company of an Opinion of Counsel, rendered by a law firm having a recognized national tax and securities law practice, to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a Change in 1940 Act Law), the Trust is or shall be considered an investment company that is required to be registered under the Investment Company Act, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Preferred Securities under the Trust Agreement; provided, however, that the Trust or the Company shall have requested and received such an Opinion of Counsel with regard to such matters within a reasonable period of time after the Trust or the Company shall have become aware of the possible occurrence of any such event.

     "Maturity Date" means the date on which the Debentures mature and on which the principal shall be due and payable together with all accrued and unpaid interest thereon including Compounded Interest and Additional Interest, if any.

     "Ministerial Action" shall have the meaning set forth in Section 3.2.

     "Officers' Certificate" means a certificate signed by the President or an Executive Vice President and by the Chief Financial Officer or the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company that is delivered to the Trustee in accordance with the terms hereof. Each such certificate shall include the statements provided for in Section 16.7, if and to the extent required by the provisions thereof.

     "Opinion of Counsel" means an opinion in writing of independent, outside legal counsel for the Company that is delivered to the Trustee in accordance with the terms hereof. Each such opinion shall include the statements provided for in Section 16.7, if and to the extent required by the provisions thereof.

     "Outstanding", when used in reference to the Debentures, means, subject to the provisions of Section 11.4, as of any particular time, all Debentures theretofore authenticated and delivered by the Trustee under this Indenture, except (a) Debentures theretofore canceled by the Trustee or any paying agent, or delivered to the Trustee or any paying agent for cancellation or that have previously been canceled; (b) Debentures or portions thereof for the payment or redemption of which moneys or Governmental Obligations in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own paying agent); provided, however, that if such Debentures or portions of such Debentures are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as in Article III provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and (c) Debentures in lieu of or in substitution for which other Debentures shall have been authenticated and delivered pursuant to the terms of Section 2.7; provided, however, that in determining whether the holders of the requisite percentage of Debentures have given any request, notice, consent or waiver hereunder, Debentures held by the Company or any Affiliate of the Company shall not be included; provided, further, that the Trustee shall be protected in relying upon any request, notice, consent or waiver unless a Responsible Officer of the Trustee shall have actual knowledge that the holder of such Debenture is the Company or an Affiliate thereof.

     "Person" means any individual, corporation, partnership, joint-venture, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Predecessor Debenture" means every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture; and, for the purposes of this definition, any Debenture authenticated and delivered under Section 2.9 in lieu of a lost, destroyed or stolen Debenture shall be deemed to evidence the same debt as the lost, destroyed or stolen Debenture.

     "Preferred Securities" means the 6.0% Cumulative Convertible Trust Preferred Securities representing undivided beneficial interests in the assets of the Trust which rank pari passu with Common Securities issued by the Trust; provided, however, that upon the occurrence of an Event of Default, the rights of holders of Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise are subordinated to the rights of holders of Preferred Securities.

     "Preferred Securities Guarantee" means any guarantee that the Company may enter into with the Trustee or other Persons that operates directly or indirectly for the benefit of holders of Preferred Securities.

     "Property Trustee" has the meaning set forth in the Trust Agreement.

     "Redemption Price" shall have the meaning set forth in Section 3.2.

     "Responsible Officer" when used with respect to the Trustee means any officer within the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Indenture, including any vice president, any assistant vice president, any assistant secretary or any other officer or assistant officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

     "Scheduled Maturity Date" means March 31, 2032.

     "Securities Act" means the Securities Act of 1933, as amended, as in effect at the date of execution of this instrument.

     "Senior Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of this Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Debentures or to other Debt which is pari passu with, or subordinated to, the Debentures, provided, however, that Senior Debt shall not be deemed to include (i) any Debt of the Company which when incurred and without respect to any election under section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Company;
(ii) any Debt of the Company owed to any of its subsidiaries; (iii) Debt owed to any employee of the Company; (iv) Debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such Debt by the holders of the Debentures as a result of the subordination provisions of this Indenture would be greater than they otherwise would have been as a result of any obligation of such holders to pay amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which such Debt is subject; and (v) Debt which constitutes Subordinated Debt.

     "Senior Indebtedness" shall have the meaning set forth in Section 17.1.

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     "Special Event" means a Tax Event, an Investment Company Event or a Capital
Treatment Event.

     "Subordinated Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of this Indenture or thereafter incurred, which is by its terms expressly provided to be junior and subordinate to Senior Debt of the Company and on any Debt of the Company under debt securities (and guarantees in respect of these debt securities) initially issued to any trust, or a trustee of a trust, partnership or other entity affiliated with the Company that is, directly or indirectly, a financing vehicle of the Company in connection with the issuance by that entity of preferred securities or other securities which are intended to qualify for Tier 1 capital treatment, unless those debt securities are by their terms convertible into Common Stock of the Company; provided, however, that Subordinated Debt will not be deemed to include (i) any Debt of the Company which when incurred and without respect to any election under section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Company, (ii) any Debt of the Company owed to any of its subsidiaries, (iii) any Debt owed to any employee of the Company, (iv) any Debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such Debt by the holders of the Subordinated Debentures as a result of the subordination provisions of the Indenture would be greater than they otherwise would have been as a result of any obligation of such holders to pay amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which such Debt is subject, and (v) Debt which constitutes Senior Debt.

     "Subsidiary" means, with respect to any Person, (i) any corporation at least a majority of whose outstanding Voting Stock shall at the time be owned, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries; (ii) any general partnership, limited liability company, joint venture, trust or similar entity, at least a majority of whose outstanding partnership or similar interests shall at the time be owned by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; and (iii) any limited partnership of which such Person or any of its Subsidiaries is a general partner.

     "Tax Event" means the receipt by the Company and the Trust of an Opinion of Counsel, rendered by a law firm having a recognized national tax and securities practice, to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that (i) the Trust is, or shall be within 90 days after the date of such Opinion of Counsel, subject to United States federal income tax with respect to income received or accrued on the Debentures;

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

(ii) interest payable by the Company on the Debentures is not, or within 90 days after the date of such Opinion of Counsel, shall not be, deductible by the Company, in whole or in part, for United States federal income tax purposes; or
(iii) the Trust is, or shall be within 90 days after the date of such Opinion of Counsel, subject to more than a de minimis amount of other taxes, duties, assessments or other governmental charges; provided, however, that the Trust or the Company shall have requested and received such an Opinion of Counsel with regard to such matters within a reasonable period of time after the Trust or the Company shall have become aware of the possible occurrence of any of the events described in clauses (i) through (iii) above.

     "Trust" means American Capital Trust I, a Delaware statutory business trust.

     "Trust Agreement" means the Amended and Restated Trust Agreement, dated as of March ___, 2002, of the Trust.

     "Trustee" means Bankers Trust Company and, subject to the provisions of
Article X, shall also include its successors and assigns, and, if at any time there is more than one Person acting in such capacity hereunder, Trustee shall mean each such Person.

     "Trust Indenture Act", means the Trust Indenture Act of 1939, as amended, subject to the provisions of Sections 12.1, 12.2, and 13.1, as in effect at the date of execution of this instrument.

     "Trust Securities" means the Common Securities and Preferred Securities, collectively.

     "Voting Stock", as applied to stock of any Person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

               ARTICLE II - ISSUE, DESCRIPTION, TERMS, CONDITIONS
                   REGISTRATION AND EXCHANGE OF THE DEBENTURES

SECTION 2.1 DESIGNATION AND PRINCIPAL AMOUNT.

     There is hereby authorized Debentures designated the 6.0% Convertible Subordinated Debentures due 2032, limited in aggregate principal amount to $_____________ which amount shall be as set forth in any written order of the Company for the authentication and delivery of Debentures pursuant to Section 2.6.

SECTION 2.2 MATURITY.

     (a) The Maturity Date shall be either:

          (i) the Scheduled Maturity Date; or

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

          (ii) if the Company elects to accelerate the Maturity Date to be a date prior to the Scheduled Maturity Date in accordance with Section 2.2(c), the Accelerated Maturity Date.

     (b) the Company may at any time before the day which is 90 days before the Scheduled Maturity Date and after March 31, 2007, elect to shorten the Maturity Date only once to the Accelerated Maturity Date provided that the Company has received the prior approval of the Federal Reserve if then required under applicable capital guidelines, policies or regulations of the Federal Reserve.

     (c) if the Company elects to accelerate the Maturity Date in accordance with Section 2.2(b), the Company shall give notice to the Trustee and the Trust (unless the Trust is not the holder of the Debentures, in which case the Trustee will give notice to the holders of the Debentures) of the acceleration of the Maturity Date and the Accelerated Maturity Date at least 30 days and no more than 180 days before the Accelerated Maturity Date; provided, however that nothing provided in this Section 2.2 shall limit the Company's rights, as provided in Article III hereof, to redeem all or a portion of the Debentures at such time or times as the Company may so determine, or at any time upon the occurrence of a Special Event.

SECTION 2.3 FORM AND PAYMENT.

     The Debentures shall be issued in fully registered certificated form without interest coupons. Principal and interest on the Debentures issued in certificated form shall be payable, the transfer of such Debentures shall be registrable and such Debentures shall be exchangeable for Debentures bearing identical terms and provisions at the office or agency of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the holder at such address as shall appear in the Debenture Register or by wire transfer to an account maintained by the holder as specified in the Debenture Register, provided that the holder provides proper transfer instructions by the regular record date. Notwithstanding the foregoing, so long as the holder of any Debentures is the Property Trustee, the payment of principal of and interest (including Compounded Interest and Additional Interest, if any) on such Debentures held by the Property Trustee shall be made at such place and to such account as may be designated by the Property Trustee.

SECTION 2.4 [INTENTIONALLY LEFT BLANK].

SECTION 2.5 INTEREST.

     (a) Each Debenture shall bear interest at the rate of 6.0% per annum (the Coupon Rate) from the original date of issuance until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate, compounded quarterly, payable (subject to the provisions of Article V) quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an Interest Payment Date), commencing on March 31, 2002 to the Person in whose name such Debenture or any Predecessor Debenture is registered, at the close of business on the regular record date for such interest installment, which shall be the fifteenth day of the last month of the calendar quarter.

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


     (b) The amount of interest payable for any period shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed, shall be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of interest payable on such date shall be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (and without any reduction of interest or any other payment in respect of any such acceleration), in each case with the same force and effect as if made on the date such payment was originally payable.

     (c) If, at any time while the Property Trustee is the holder of any Debentures, the Trust or the Property Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any case, the Company shall pay as additional interest (Additional Interest) on the Debentures held by the Property Trustee, such additional amounts as shall be required so that the net amounts received and retained by the Trust and the Property Trustee after paying such taxes, duties, assessments or other governmental charges shall be equal to the amounts the Trust and the Property Trustee would have received had no such taxes, duties, assessments or other government charges been imposed.

SECTION 2.6 EXECUTION AND AUTHENTICATIONS.

     (a) The Debentures shall be signed on behalf of the Company by its President or one of its Executive Vice Presidents or Chief Financial Officer or Treasurer, under its corporate seal attested by its Secretary or one of its Assistant Secretaries. Signatures may be in the form of a manual or facsimile signature. The Company may use the facsimile signature of any Person who shall have been a President or Executive Vice President thereof, or of any Person who shall have been a Secretary or Assistant Secretary thereof, notwithstanding the fact that at the time the Debentures shall be authenticated and delivered or disposed of such Person shall have ceased to be the President or a Vice President, or the Secretary or an Assistant Secretary, of the Company (and any such signature shall be binding on the Company). The seal of the Company may be in the form of a facsimile of such seal and may be impressed, affixed, imprinted or otherwise reproduced on the Debentures. The Debentures may contain such notations, legends or endorsements required by law, stock exchange rule or usage. Each Debenture shall be dated the date of its authentication by the Trustee.

     (b) A Debenture shall not be valid until authenticated manually by an authorized signatory of the Trustee, or by an Authenticating Agent. Such signature shall be conclusive evidence that the Debenture so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

     (c) At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Debentures executed by the Company to the Trustee for authentication, together with a written order of the Company for the authentication and delivery of such Debentures signed by its President or any Executive Vice President and its Chief Financial Officer or the Treasurer or any Assistant Treasurer, and the Trustee in accordance with such written order shall authenticate and deliver such Debentures.

     (d) In authenticating such Debentures and accepting the additional responsibilities under this Indenture in relation to such Debentures, the Trustee shall be entitled to receive, and (subject to Section 10.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the form and terms thereof have been established in conformity with the provisions of this Indenture.

     (e) The Trustee shall not be required to authenticate such Debentures if the issue of such Debentures pursuant to this Indenture shall affect the Trustee's own rights, duties or immunities under the Debentures and this Indenture or otherwise in a manner that is not reasonably acceptable to the Trustee.

SECTION 2.7 REGISTRATION OF TRANSFER AND EXCHANGE.

     (a) Debentures may be exchanged upon presentation thereof at the office or agency of the Company designated for such purpose in the Borough of Manhattan, The City of New York, or at the office of the Debenture Registrar, for other Debentures and for a like aggregate principal amount in denominations of integral multiples of $8.50, upon payment of a sum sufficient to cover any tax or other governmental charge in relation thereto, all as provided in this
Section 2.7. In respect of any Debentures so surrendered for exchange, the Company shall execute, the Trustee shall authenticate and such office or agency shall deliver in exchange therefor the Debenture or Debentures that the Debentureholder making the exchange shall be entitled to receive, bearing numbers not contemporaneously outstanding.

     (b) The Company shall keep, or cause to be kept, at its office or agency designated for such purpose in the Borough of Manhattan, The City of New York, or at the office of the Debenture Registrar or such other location designated by the Company a register or registers (herein referred to as the Debenture Register) in which, subject to such reasonable regulations as the Debenture Registrar (as defined below) may prescribe, the Company shall register the Debentures and the transfers of Debentures as in this Article II provided and which at all reasonable times shall be open for inspection by the Trustee. The registrar for the purpose of registering Debentures and transfer of Debentures as herein provided shall initially be the Trustee and thereafter as may be appointed by the Company as authorized by Board Resolution (the Debenture Registrar). Upon surrender for transfer of any Debenture at the office or agency of the Company designated for such purpose, the Company shall execute, the Trustee shall authenticate and such office or agency shall deliver in the name of the transferee or transferees a new Debenture or Debentures for a like aggregate principal amount. All Debentures presented or surrendered for exchange or registration of transfer, as provided in this Section 2.7, shall be accompanied (if so required by the Company or the Debenture Registrar) by a written instrument or instruments of transfer, in form satisfactory to the Company or the Debenture Registrar, duly executed by the registered holder or by such holder's duly authorized attorney in writing.

     (c) No service charge shall be made for any exchange or registration of transfer of Debentures, or issue of new Debentures in case of partial redemption, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge in relation thereto, other than exchanges pursuant to Section 2.8, Section 3.5(b) and Section 12.4 not involving any transfer.

     (d) The Company shall not be required (i) to issue, exchange or register the transfer of any Debentures during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of less than all the Outstanding Debentures and ending at the close of business on the day of such mailing; nor (ii) to register the transfer of or exchange any Debentures or portions thereof called for redemption.

     (e) Debentures may only be transferred, in whole or in part, in accordance with the terms and conditions set forth in this Indenture. Any transfer or purported transfer of any Debenture not made in accordance with this Indenture shall be null and void.

SECTION 2.8 TEMPORARY DEBENTURES.

     Pending the preparation of definitive Debentures, the Company may execute, and the Trustee shall authenticate and deliver, temporary Debentures (printed, lithographed, or typewritten). Such temporary Debentures shall be substantially in the form of the definitive Debentures in lieu of which they are issued, but with such omissions, insertions and variations as may be appropriate for temporary Debentures, all as may be determined by the Company. Every temporary Debenture shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Debentures. Without unnecessary delay the Company shall execute and shall furnish definitive Debentures and thereupon any or all temporary Debentures may be surrendered in exchange therefor (without charge to the holders), at the office or agency of the Company designated for the purpose in the Borough of Manhattan, The City of New York, and the Trustee shall authenticate and such office or agency shall deliver in exchange for such temporary Debentures an equal aggregate principal amount of definitive Debentures, unless the Company advises the Trustee to the effect that definitive Debentures need not be executed and furnished until further notice from the Company. Until so exchanged, the temporary Debentures shall be entitled to the same benefits under this Indenture as definitive Debentures authenticated and delivered hereunder.

SECTION 2.9 MUTILATED, DESTROYED, LOST OR STOLEN DEBENTURES.

     (a) In case any temporary or definitive Debenture shall become mutilated or be destroyed, lost or stolen, the Company (subject to the next succeeding sentence) shall execute, and upon the Company's request the Trustee (subject as aforesaid) shall authenticate and deliver, a new Debenture bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Debenture, or in lieu of and in substitution for the Debenture so destroyed, lost, stolen or mutilated. In every case the applicant for a substituted Debenture shall furnish to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee evidence to their satisfaction of the destruction, loss or theft of the applicant's Debenture and of the ownership thereof. The Trustee may authenticate any such substituted Debenture and deliver the same upon the written request or authorization of the President or any Vice President and the Chief Financial Officer or the Treasurer or any Assistant Treasurer of the Company. Upon the issuance of any substituted Debenture, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Debenture that has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Debenture, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Debenture) if the applicant for such payment shall furnish to the Company and the Trustee such security or indemnity as they may require to save them harmless, and, in case of destruction, loss or theft, evidence to the satisfaction of the Company and the Trustee of the destruction, loss or theft of such Debenture and of the ownership thereof.

     (b) Every replacement Debenture issued pursuant to the provisions of this
Section 2.9 shall constitute an additional contractual obligation of the Company whether or not the mutilated, destroyed, lost or stolen Debenture shall be found at any time, or be enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debentures duly issued hereunder. All Debentures shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures, and shall preclude (to the extent lawful) any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

SECTION 2.10 CANCELLATION.

     All Debentures surrendered for the purpose of payment, redemption, exchange, conversion or registration of transfer shall, if surrendered to the Company or any paying agent, be delivered to the Trustee for cancellation, or, if surrendered to the Trustee, shall be canceled by it, and no Debentures shall be issued in lieu thereof except as expressly required or permitted by any of the provisions of this Indenture. On request of the Company at the time of such surrender, the Trustee shall deliver to the Company canceled Debentures held by the Trustee. In the absence of such request the Trustee may dispose of canceled Debentures in accordance with its standard procedures and deliver a certificate of disposition to the Company. If the Company shall otherwise acquire any of the Debentures, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Debentures unless and until the same are delivered to the Trustee for cancellation.

SECTION 2.11 BENEFIT OF INDENTURE.

     Nothing in this Indenture or in the Debentures, express or implied, shall give or be construed to give to any Person, other than the parties hereto and the holders of the Debentures (and, with respect to the provisions of Article XVII, the holders of Senior Indebtedness) any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained; all such covenants, conditions and provisions being for the sole benefit of the parties hereto and of the holders of the Debentures (and, with respect to the provisions of Article XVII, the holders of Senior Indebtedness).

SECTION 2.12 AUTHENTICATING AGENT.

     (a) So long as any of the Debentures remain Outstanding there may be an Authenticating Agent for any or all such Debentures, which Authenticating Agent the Trustee shall have the right to appoint. Said Authenticating Agent shall be authorized to act on behalf of the Trustee to authenticate Debentures issued upon exchange, transfer or partial redemption thereof, and Debentures so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. All references in this Indenture to the authentication of Debentures by the Trustee shall be deemed to include authentication by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall be a corporation that has a combined capital and surplus, as most recently reported or determined by it, sufficient under the laws of any jurisdiction under which it is organized or in which it is doing business to conduct a trust business, and that is otherwise authorized under such laws to conduct such business and is subject to supervision or examination by federal or state authorities. If at any time any Authenticating Agent shall cease to be eligible in accordance with these provisions, it shall resign immediately.

     (b) Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time (and upon request by the Company shall) terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon resignation, termination or cessation of eligibility of any Authenticating Agent, the Trustee may appoint an eligible successor Authenticating Agent acceptable to the Company. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder as if originally named as an Authenticating Agent pursuant hereto.

                      ARTICLE III - REDEMPTION OF DEBENTURES

SECTION 3.1 REDEMPTION.

     Subject to the Company having received prior approval of the Federal Reserve, if then required under the applicable capital guidelines, policies or regulations of the Federal Reserve, the Company may redeem the Debentures issued hereunder on and after the dates set forth in and in accordance with the terms of this Article III.

SECTION 3.2 SPECIAL EVENT REDEMPTION.

     Subject to the Company having received the prior approval of the Federal Reserve, if then required under the applicable capital guidelines, policies or regulations of the Federal Reserve, if a Special Event has occurred and is continuing, then, notwithstanding Section 3.3(a) but subject to Section 3.3(b), the Company shall have the right upon not less than 30 days' nor more than 60 days' notice to the holders of the Debentures to redeem the Debentures, in whole but not in part, for cash within 180 days following the occurrence of such Special Event (the 180-Day Period) at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon to the date of such redemption (the Redemption Price), provided that if at the time there is available to the Company the opportunity to eliminate, within the 180-Day Period, a Tax Event by taking some ministerial action (a Ministerial Action), such as filing a form or making an election, or pursuing some other similar reasonable measure which has no adverse effect on the Company, the Trust or the holders of the Trust Securities issued by the Trust, the Company shall pursue such Ministerial Action in lieu of redemption, and, provided further, that the Company shall have no right to redeem the Debentures pursuant to this Section 3.2 while it is pursuing any Ministerial Action pursuant to its obligations hereunder, and, provided further, that, if it is determined that the taking of a Ministerial Action would not eliminate the Tax Event within the 180 Day Period, the Company's right to redeem the Debentures pursuant to this Section 3.2 shall be restored and it shall have no further obligations to pursue the Ministerial Action. The Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or such earlier time as the Company determines, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Redemption Price by 10:00 a.m., New York time, on the date such Redemption Price is to be paid.

SECTION 3.3 OPTIONAL REDEMPTION BY COMPANY.

     (a) Subject to the provisions of Section 3.3(c), except as otherwise may be specified in this Indenture, the Company shall have the right to redeem the Debentures, in whole or in part, from time to time, (i) on or after March 31, 2007, at a Redemption Price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon to the date of such redemption; or
(ii) at any time after their issuance if the stock price for the Company's common stock has been at least 150% of the Conversion Price for a period of twenty consecutive business days ending within five days of the date of notice of redemption. Any redemption pursuant to this Section 3.3(a) shall be made upon not less than 30 days' nor more than 60 days' notice to the holder of the Debentures, at the Redemption Price. If the Debentures are only partially redeemed pursuant to this Section 3.3(a), the Debentures shall be redeemed pro rata or by lot or in such other manner as the Trustee shall deem appropriate and fair in its discretion. The Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines provided that the Company shall deposit with the Trustee an amount sufficient to pay the Redemption Price by 10:00 a.m., New York time, on the date such Redemption Price is to be paid.

     (b) Subject to the provisions of Section 3.3(c), the Company shall have the right to redeem Debentures at any time and from time to time in a principal amount equal to the Liquidation Amount (as defined in the Trust Agreement) of any Preferred Securities purchased and beneficially owned by the Company, plus an additional principal amount of Debentures equal to the Liquidation Amount (as defined in the Trust Agreement) of that number of Common Securities that bears the same proportion to the total number of Common Securities then outstanding as the number of Preferred Securities to be redeemed bears to the total number of

Preferred Securities then outstanding. Such Debentures shall be redeemed pursuant to this Section 3.3(b) only in exchange for and upon surrender by the Company to the Property Trustee of the Preferred Securities and a proportionate amount of Common Securities, whereupon the Property Trustee shall cancel the Preferred Securities and Common Securities so surrendered and a Like Amount (as defined in the Trust Agreement) of Debentures shall be extinguished by the Trustee and shall no longer be deemed Outstanding.

     (c) If a partial redemption of the Debentures would result in the delisting of the Preferred Securities issued by the Trust from The Nasdaq National Market or any national securities exchange or other organization on which the Preferred Securities are then listed or quoted, the Company shall not be permitted to effect such partial redemption and may only redeem the Debentures in whole.

SECTION 3.4 NOTICE OF REDEMPTION.

     (a) Except in the case of a redemption pursuant to Section 3.3(b), in case the Company shall desire to exercise such right to redeem all or, as the case may be, a portion of the Debentures in accordance with the right reserved so to do, the Company shall, or shall cause the Trustee to upon receipt of 45 days' written notice from the Company (which notice shall, in the event of a partial redemption, include a representation to the effect that such partial redemption will not result in the delisting of the Preferred Securities as described in
Section 3.3(c) above), give notice of such redemption to holders of the Debentures to be redeemed by mailing, first class postage prepaid, a notice of such redemption not less than 30 days and not more than 60 days before the date fixed for redemption to such holders at their last addresses as they shall appear upon the Debenture Register unless a shorter period is specified in the Debentures to be redeemed. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the registered holder receives the notice. In any case, failure duly to give such notice to the holder of any Debenture designated for redemption in whole or in part, or any defect in the notice, shall not affect the validity of the proceedings for the redemption of any other Debentures. In the case of any redemption of Debentures prior to the expiration of any restriction on such redemption provided in the terms of such Debentures or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with any such restriction. Each such notice of redemption shall specify the date fixed for redemption and the Redemption Price and shall state that payment of the Redemption Price shall be made at the office or agency of the Company in the Borough of Manhattan, The City of New York or at the Corporate Trust Office, upon presentation and surrender of such Debentures, that interest accrued to the date fixed for redemption shall be paid as specified in said notice and that from and after said date interest shall cease to accrue. If less than all the Debentures are to be redeemed, the notice to the holders of the Debentures shall specify the particular Debentures to be redeemed. If the Debentures are to be redeemed in part only, the notice shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the redemption date, upon surrender of such Debenture, a new Debenture or Debentures in principal amount equal to the unredeemed portion thereof shall be issued.

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


     (b) Except in the case of redemption pursuant to Section 3.3(b), if less than all the Debentures are to be redeemed, the Company shall give the Trustee at least 45 days' notice in advance of the date fixed for redemption as to the aggregate principal amount of Debentures to be redeemed, and thereupon the Trustee shall select, pro rata or by lot or in such other manner as it shall deem appropriate and fair in its discretion, the portion or portions (equal to $10 or any integral multiple thereof) of the Debentures to be redeemed and shall thereafter promptly notify the Company in writing of the numbers of the Debentures to be redeemed, in whole or in part. The Company may, if and whenever it shall so elect pursuant to the terms hereof, by delivery of instructions signed on its behalf by its Chairman, its President or any Vice President, instruct the Trustee or any paying agent to call all or any part of the Debentures for redemption and to give notice of redemption in the manner set forth in this Section 3.4, such notice to be in the name of the Company or its own name as the Trustee or such paying agent may deem advisable. In any case in which notice of redemption is to be given by the Trustee or any such paying agent, the Company shall deliver or cause to be delivered to, or permit to remain with, the Trustee or such paying agent, as the case may be, such Debenture Register, transfer books or other records, or suitable copies or extracts therefrom, sufficient to enable the Trustee or such paying agent to give any notice by mail that may be required under the provisions of this
Section 3.4.

SECTION 3.5 PAYMENT UPON REDEMPTION.

     (a) If the giving of notice of redemption shall have been completed as above provided, the Debentures or portions of Debentures to be redeemed specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable Redemption Price, and interest on such Debentures or portions of Debentures shall cease to accrue on and after the date fixed for redemption, unless the Company shall default in the payment of such Redemption Price with respect to any such Debenture or portion thereof. On presentation and surrender of such Debentures on or after the date fixed for redemption at the place of payment specified in the notice, said Debentures shall be paid and redeemed at the Redemption Price (but if the date fixed for redemption is an Interest Payment Date, the interest installment payable on such date shall be payable to the registered holder at the close of business on the applicable record date pursuant to Section 3.3).

     (b) Upon presentation of any Debenture that is to be redeemed in part only, the Company shall execute and the Trustee shall authenticate and the office or agency where the Debenture is presented shall deliver to the holder thereof, at the expense of the Company, a new Debenture of authorized denomination in principal amount equal to the unredeemed portion of the Debenture so presented.

SECTION 3.6 NO SINKING FUND.

     The Debentures are not entitled to the benefit of any sinking fund.

                      ARTICLE IV - CONVERSION OF DEBENTURES

SECTION 4.1 CONVERSION RIGHTS.

     Subject to and upon compliance with the provisions of this Article IV, the Debentures are convertible, at the option of the Debentureholder, at any time after March 31, 2002, and on or before the close of business on the Business Day immediately preceding the date of repayment of such Debentures, whether at maturity or upon redemption, into fully paid and nonassessable shares of Common Stock at an initial conversion ratio of one share of Common Stock for each $8.50 in aggregate principal amount of Debentures, subject to adjustment as described in this Article IV (the Conversion Ratio). A Debentureholder may convert any portion of the principal amount of the Debentures into that number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) obtained by multiplying (x) the quotient obtained by dividing the principal amount of the Debentures to be converted by $8.50 by (y) the Conversion Ratio. In case a Debenture or portion thereof is called for redemption, such conversion right in respect of the Debenture or portion so called shall expire at the close of business on the Business Day immediately preceding the corresponding Maturity Date, unless the Company defaults in making the payment due upon redemption.

SECTION 4.2 CONVERSION PROCEDURES.

     (a) To convert all or a portion of the Debentures, the Debentureholder thereof shall deliver to the Conversion Agent an irrevocable Conversion Request setting forth the principal amount of Debentures to be converted, together with the name or names, if other than the Debentureholder, in which the shares of Common Stock should be issued upon conversion and, if such Debentures are in certificate form, surrender to the Conversion Agent the Debentures to be converted, duly endorsed or assigned to the Company or in blank. In addition, a holder of Preferred Securities may exercise its right under the Trust Agreement to exchange such Preferred Securities for Debentures which shall be converted into Common Stock by delivering to the Conversion Agent an irrevocable Conversion Request setting forth the information called for by the preceding sentence and directing the Conversion Agent (i) to exchange such Preferred Security for a portion of the Debentures held by the Trust (at an exchange rate of $8.50 principal amount of Debentures for each Preferred Security), and (ii) to immediately convert such Debentures, on behalf of such Debentureholder, into Common Stock pursuant to this Article IV and, if such Preferred Securities are in certificate form, surrendering such Preferred Securities, duly endorsed or assigned to the Company or in blank. So long as any Preferred Securities are outstanding, the Trust shall not convert any Debentures except pursuant to a Conversion Request delivered to the Conversion Agent by a holder of Preferred Securities.

     If a Conversion Request is delivered on or after the regular record date and prior to the subsequent Interest Payment Date, the Debentureholder shall be required to pay to the Company the interest payable to the Debentureholder on the subsequent Interest Payment Date prior to receiving the shares of Common Stock, and shall be entitled to receive the interest payable on the subsequent Interest Payment Date, on the portion of Debentures to be converted notwithstanding the conversion thereof prior to such Interest Payment Date. Except as provided in the immediately preceding sentence, the Company shall not make, or be required to make, any payment, allowance or adjustment for accumulated and unpaid interest, whether or not in arrears, on converted Debentures; provided, however, that if notice of redemption of Debentures is mailed or otherwise given to Debentureholder, then, if any Debentureholder converts any Debentures into Common Stock on any date on or after the date on which such notice of prepayment is mailed or otherwise given, and if such date of conversion falls on any day from and including the first day of an Extended Interest Payment Period and on or prior to the Interest Payment Date upon which such Extended Interest Payment Period ends, such converting Debentureholder shall be entitled to receive either
(i) if the date of such conversion falls after a regular record date and on or prior to the next succeeding Interest Payment Date, all accrued and unpaid interest on such Debentures (including interest thereon, if any, to the extent permitted by applicable law) to such Interest Payment Date, or (ii) if the date of such conversion does not fall on a date described in clause (i) above, all accrued and unpaid interest on such Debentures (including interest thereon, if any, to the extent permitted by applicable law) to the most recent Interest Payment Date prior to the date of such conversion, which interest shall, in either such case, be paid to such converting Debentureholder unless the date of conversion of such Debentures is on or prior to the Interest Payment Date upon which such Extended Interest Payment Period ends and after the regular record date for such Interest Payment Date, in which case such interest shall be paid to the person who was the Debentureholder at the close of business on such regular record date. Except as otherwise set forth above in this paragraph, in the case of any Debenture which is converted, interest which is payable after the date of conversion of such Debenture shall not be payable, and the Company shall not make nor be required to make any other payment, adjustment or allowance with respect to accrued but unpaid interest (including Additional Interest, if any) on the Debentures being converted, which shall be deemed to be paid in full. If any Debenture called for redemption is converted, any money deposited with the Trustee or with any paying agent or so segregated and held in trust for the redemption of such Debenture shall (subject to any right of the Debentureholder) be paid to the Company upon Company Request or, if then held by the Company, shall be discharged from such trust.

     Each conversion shall be deemed to have been effected immediately prior to close of business on the day on which the Conversion Request was received (the Conversion Date) by the Conversion Agent from the Debentureholder or from a holder of the Preferred Securities effecting a conversion thereof pursuant to its conversion rights under the Trust Agreement, as the case may be. The Person or Persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as a record holder or holders of such Common Stock as of the Conversion Date. As promptly as practicable on or after the Conversion Date, the Company shall issue and deliver at the office of the Conversion Agent, unless otherwise directed by the Debentureholder in the Conversion Request, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with the cash payment, if any, in lieu of any fraction of any share to the Person or Persons entitled to receive the same. The Conversion Agent shall deliver such certificate or certificates to each Person or Persons.

     (b) Subject to any right of the Debentureholder, the Company's delivery upon conversion of the fixed number of shares of Common Stock into which the Debentures are convertible (together with the cash payment, if any, in lieu of fractional shares) shall be deemed to satisfy the Company's obligation to pay the principal amount at maturity of the portion of Debentures so converted and any unpaid interest (including Additional Interest, if any) accrued on such Debentures at the time of such conversion.

     (c) No fractional shares of Common Stock shall be issued as a result of conversion, but in lieu thereof, the Company shall pay to the Conversion Agent a cash adjustment in an amount equal to the same fraction of the last reported sale price of such fractional interest on the date on which the Debentures or Preferred Securities, as the case may be, were duly surrendered to the Conversion Agent for conversion, or, if such day is not a Trading Day, on the next Trading Day, and the Conversion Agent in turn shall make such payment, if any, to the Debentureholder or the holder of the Preferred Securities so converted.

     (d) In the event of the conversion of any Debenture in part only, a new Debenture or Debentures for the unconverted portion thereof shall be issued in the name of the Debentureholder thereof upon the cancellation thereof in accordance with Section 2.9.

     (e) In effecting the conversion transactions described in this Section 4.2, the Conversion Agent is acting as agent of the holders of Preferred Securities (in the exchange of Preferred Securities for Debentures) and as agent of the Debentureholders (in the conversion of Debentures into Common Stock), as the case may be, directing it to effect such conversion transactions. The Conversion Agent is hereby authorized (i) to exchange Preferred Securities for Debentures held by the Trust from time to time in connection with the conversion of such Preferred Securities in accordance with this Article IV, and (ii) to convert all or a portion of the Debentures into Common Stock and thereupon to deliver such shares of Common Stock in accordance with the provisions of this Article IV and to deliver to the Trust a new Debenture or Debentures for any resulting unconverted principal amount.

SECTION 4.3 CONVERSION RATIO ADJUSTMENTS.

     The Conversion Ratio shall be subject to adjustment (without duplication) from time to time as follows:

     (a) In case the Company shall, while any of the Debentures are outstanding,
(i) pay a dividend or make a distribution with respect to its Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock,
(iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, then the Conversion Ratio in effect immediately prior to such action shall be adjusted so that the holders of any Debentures thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Company which he would have owned immediately following such action had such Debentures been converted immediately prior thereto. An adjustment made pursuant to this Section 4.3(a) shall become effective immediately after the record date in the case of a dividend or other distribution and shall become effective immediately after the effective date in case of a subdivision, combination or reclassification (or immediately after the record date if a record date shall have been established for such event). If, as a result of an adjustment made pursuant to this Section 4.3(a), the holder of any Debenture thereafter surrendered for conversion shall become entitled to receive shares of two or more classes or series of capital stock of the Company, the

Board of Directors (whose determination shall be conclusive and shall be described in a Board Resolution filed with the Trustee) shall determine the allocation of the adjusted Conversion Ratio between or among shares of such classes or series of capital stock.

     (b) In case the Company shall, while any of the Debentures are outstanding, issue rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after the record date mentioned in this Section 4.3(b)) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined below) per share of Common Stock on such record date, then the Conversion Ratio for the Debentures shall be adjusted so that the same shall equal the ratio determined by multiplying the Conversion Ratio in effect immediately prior to the date of issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such Current Market Price. Such adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants. For the purposes of this Section 4.3(b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company shall not issue any rights or warrants in respect of the shares of Common Stock held in the treasury of the Company. In case any rights or warrants referred to in this Section 4.3(b) in respect of which an adjustment shall have been made shall expire unexercised within 45 days after the same shall have been distributed or issued by the Company, the Conversion Ratio shall be readjusted at the time of such expiration to the Conversion Ratio that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

     (c) Subject to the last sentence of this Section 4.3(c), in case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class or series of capital stock, cash or assets (including securities, but excluding any rights or warrants referred to in Section 4.3(b), any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in Section 4.3(a)), then the Conversion Ratio shall be increased so that the same shall equal the ratio determined by multiplying the Conversion Ratio in effect immediately prior to the effectiveness of the Conversion Ratio increase contemplated by this Section 4.3(c) by a fraction of which the numerator shall be the Current Market Price per share of Common Stock on the date fixed for the payment of such distribution (the Reference Date), and of which the denominator shall be, the Current Market Price per share of the Common Stock on the Reference Date less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), on the Reference Date, of the portion of the evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Common Stock, such increase to become effective immediately prior to the opening of business on the day following the Reference Date. In the event that such dividend or distribution is not so paid or made, the Conversion Ratio shall again be adjusted to be the Conversion Ratio which would then be in effect if such dividend or distribution had not occurred. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 4.3(c) by reference to the actual or when issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price per share of Common Stock. For purposes of this Section 4.3(c), any dividend or distribution that includes shares of Common Stock or rights or warrants to subscribe for or purchase shares of Common Stock shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, shares of capital stock, cash or assets other than such shares of Common Stock or such rights or warrants (making any Conversion Ratio increase required by this Section 4.3(c)) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (making any further Conversion Ratio increase required by Section 4.3(a) or 4.3 (b)), except (A) the Reference Date of such dividend or distribution as defined in this Section 4.3(c) shall be substituted as (a) the record date in the case of a dividend or other distribution, and (b) the record date for the determination of shareholders entitled to receive such rights or warrants, and (c) the date fixed for such determination within the meaning of Sections 4.3(a) and 4.3(b), and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed outstanding for purposes of computing any adjustment of the Conversion Ratio in Section 4.3(a).

     (d) In case the Company shall pay or make a dividend or other distribution on its Common Stock exclusively in cash (excluding all cash dividends paid out of the retained earnings of the Company), then the Conversion Ratio shall be increased so that the same shall equal the ratio determined by multiplying the Conversion Ratio in effect immediately prior to the effectiveness of the Conversion Ratio increase contemplated by this Section 4.3(d) by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock, and of which the denominator shall be the Current Market Price per share of Common Stock on the date fixed for the payment of such distribution less the amount of cash so distributed and not excluded as provided applicable to one share of Common Stock on the date fixed for the payment of such distribution, such increase to become effective immediately prior to the opening of business on the day following the date fixed for the payment of such distribution; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of the Common Stock on the record date mentioned above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Debentureholder shall have the right to receive upon conversion the amount of cash such Debentureholder would have received had such Debentureholder converted each Debenture immediately prior to the record date for the distribution of the cash. In the event that such dividend or distribution is not so paid or made, the Conversion Ratio shall again be adjusted to be the Conversion Ratio which would then be in effect if such record date had not been fixed.

     (e) In case a tender or exchange offer (other than an odd-lot offer) made by the Company or any subsidiary of the Company for all or any portion of the Common Stock shall expire and such tender or exchange offer shall involve the payment by the Company or such subsidiary of consideration per share of Common Stock having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) at the last time (the Expiration Time) tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds 110% of the Current Market Price per share of Common Stock on the Trading Day next succeeding the

Expiration Time, then the Conversion Ratio shall be increased so that the same shall equal the ratio determined by multiplying the Conversion Ratio in effect immediately prior to the effectiveness of the Conversion Ratio increase contemplated by this Section 4.3(e) by a fraction of which the numerator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the Purchased Shares), and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price per share of Common Stock on the Trading Day next succeeding the Expiration Time, and of which the denominator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Current Market Price per share of Common Stock on the Trading Day next succeeding the Expiration Time, such increase to become effective immediately prior to the opening of business on the day following the Expiration Time.

     (f) For the purpose of any computation under Sections 4.3(b), (c), (d) or
(e), the Current Market Price per share of Common Stock on any date in question shall be deemed to be the average of the daily Closing Prices for the five consecutive Trading Days selected by the Company commencing not more than 20 Trading Days before, and ending not later than the earlier of the day in question or, if applicable, the day before the ex date with respect to the issuance or distribution requiring such computation; provided, however, that if another event occurs that would require an adjustment pursuant to Sections 4.3(a) through (e), inclusive, the Board of Directors may make such adjustments to the Closing Prices during such five Trading Day period as it deems appropriate to effectuate the intent of the adjustments in this Section 4.3, in which case any such determination by the Board of Directors shall be set forth in a Board Resolution and shall be conclusive. For purposes of this Section 4.3(f), the term ex date, (i) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on The Nasdaq National Market or on such successor securities quotation system as the Common Stock may be listed or in the relevant market from which the Closing Prices were obtained without the right to receive such issuance or distribution, and (ii) when used with respect to any tender or exchange offer, means the first date on which the Common Stock trades regular way on such securities exchange or in such market after the Expiration Time of such offer.

     (g) The Company may make such increases in the Conversion Ratio, in addition to those required by Sections (a) through (e), as it considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. The Company from time to time may increase the Conversion Ratio by any amount for any period of time if the period is at least 20 days, the increase is irrevocable during the period, and the Board of Directors shall have made a determination that such increase would be in the best interest of the Company, which determination shall be conclusive. Whenever the Conversion Ratio is increased pursuant to the preceding sentence, the Company shall mail to Debentureholders of record a notice of the increase at least fifteen days prior to the date the increased Conversion Ratio takes effect, and such notice shall state the increased Conversion Ratio and the period it shall be in effect.

     (h) No adjustment in the Conversion Ratio shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Ratio; provided, however, that any adjustments which by reason of this Section 4.3(h) are not required to be made shall be carried forward and taken into account in determining whether any subsequent adjustment shall be required. The adjusted Conversion Ratio will be rounded to four decimal places.

     (i) If any action would require adjustment of the Conversion Ratio pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to the Debentureholders.

SECTION 4.4 RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE OF ASSETS.

     In the event that the Company shall be a party to any transaction, including without limitation (a) any recapitalization or reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock), (b) any consolidation of the Company with, or merger of the Company into any other Person, any merger of another Person into the Company (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), (c) any sale, transfer or lease of all or substantially all of the assets of the Company, or (d) any compulsory share exchange, in each case pursuant to which the Common Stock is converted into the right to receive other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby the holder of each Debenture then outstanding shall have the right thereafter to convert each Debenture only into the kind and amount of securities, cash or other property receivable upon consummation of such transaction by a holder of the number of shares of Common Stock of the Company into which such Debenture could have been converted immediately prior to such transaction.

     The Company or the Person formed by such consolidation or resulting from such merger or which acquired such assets or which acquires the shares of the Company, as the case may be, shall make provision in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constitution document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article IV. The above provisions shall similarly apply to successive transactions of the foregoing type.

SECTION 4.5 NOTICE OF ADJUSTMENTS OF CONVERSION RATIO.

     Whenever the Conversion Ratio is adjusted as herein provided:

     (a) The Company shall compute the adjusted Conversion Ratio and shall prepare a certificate signed by the Chairman of the Board, President or a Vice President of the Company and by its Treasurer or an Assistant Treasurer of the Company setting forth the adjusted Conversion Ratio and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Trustee, the Conversion Agent and the transfer agent for the Preferred Securities and the Debentures; and

     (b) a notice stating that the Conversion Ratio has been adjusted and setting forth the adjusted Conversion Ratio shall as soon as practicable be mailed by the Company to all record holders of Preferred Securities and the Debentures at their last addresses as they appear upon the stock transfer books of the Company and the Trust.

SECTION 4.6 PRIOR NOTICE OF CERTAIN EVENTS.

     In case:

     (a) the Company shall (i) declare any dividend (or any other distribution) on its Common Stock, other than (A) a dividend payable in shares of Common Stock, or (B) a dividend payable in cash that would not require an adjustment pursuant to Section 4.3(c) or (d), or (ii) authorize a tender or exchange offer that would require an adjustment pursuant to Section 4.3(e);

     (b) the Company shall authorize the granting to all holders of Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or series or of any other rights or warrants;

     (c) of any reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company shall be required, or the sale or transfer of all or substantially all of the assets of the Company or of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or

     (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; then the Company shall (1) if any Preferred Securities are outstanding, cause to be filed with the transfer agent for the Preferred Securities, and shall cause to be mailed to the holders of record of the Preferred Securities, at their last addresses as they shall appear upon the securities register of the Trust, or (2) shall cause to be mailed to all Debentureholders at their last addresses as they shall appear in the Debenture Register, at least fifteen days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution, rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

SECTION 4.7 CERTAIN DEFINED TERMS.

     The following definitions shall apply to terms used in this Article IV:

     (a) Closing Prices of any security on any day shall mean the last reported sale price for such security, regular way, on such day or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, of such security, in either case as reported on the National Market System of the National Association of Securities Dealers, Inc. or, if such security is not quoted or admitted to trading on such quotation system, on the principal quotation system on which such security is listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or, if not so available in such manner, as furnished by any Nasdaq member firm selected from time to time by the Board of Directors for that purpose or, if not so available in such manner, as otherwise determined in good faith by the Board of Directors.

     (b) Trading Day shall mean a day on which securities are traded on the national securities exchange or quotation system used to determine the Closing Price.

SECTION 4.8 DIVIDEND OR INTEREST REINVESTMENT PLANS.

     Notwithstanding the foregoing provisions, the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any such plan, and the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any employee benefit plan or program of the Company or pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Debentures were first issued, shall not be deemed to constitute an issuance of Common Stock or exercisable, exchangeable or convertible securities by the Company to which any of the adjustment provisions described above shall apply. There also shall be no adjustment of the Conversion Ratio in case of the issuance of any stock (or securities convertible into or exchangeable for stock) of the Company except as specifically described in this
Article IV.

SECTION 4.9 CERTAIN ADDITIONAL RIGHTS.

     In case the Company shall, by dividend or otherwise, declare or make a distribution on its Common Stock referred to in Section 4.3(c) or (d) (including, without limitation, dividends or distributions referred to in the last sentence of Section 4.3(c)), then the Debentureholders, upon the conversion thereof subsequent to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution and prior to the effectiveness of the Conversion Ratio adjustment in respect of such distribution, also shall be entitled to receive for each share of Common Stock into which the Debentures are converted, the portion of the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Common Stock; provided, however, that, at the election of the Company (whose election shall be evidenced by a Board Resolution) with respect to all Debentureholders so converting, the Company may, in lieu of distributing to such Debentureholder any portion of such distribution not consisting of cash or securities of the Company, pay such Debentureholder an amount in cash equal to the fair market value thereof (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution). If any conversion of Debentures described in the immediately preceding sentence occurs prior to the payment date for a distribution to holders of Common Stock which the Debentureholders so converted is entitled to receive in accordance with the immediately preceding sentence, the Company may elect (such election to be evidenced by a Board Resolution) to distribute to such Debentureholder a due bill for the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets to which such Debentureholder is so entitled, provided, that such due bill (i) meets any applicable requirements of the principal national securities quotation system or other market on which the Common Stock is then traded, and (ii) requires payment or delivery of such shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets no later than the date of payment or delivery thereof to holders of shares of Common Stock receiving such distribution.

SECTION 4.10 TRUSTEE NOT RESPONSIBLE FOR DETERMINING CONVERSION RATIO OR ADJUSTMENTS.

     Neither the Trustee nor any Conversion Agent shall at any time be under any duty or responsibility to any Debentureholder to determine whether any facts exist which may require any adjustment of the Conversion Ratio, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind of account) of any shares of Common Stock or of any securities or property, which may at any time be issued or delivered upon the conversion of any Debenture; and neither the Trustee nor any Conversion Agent makes any representation with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property upon the surrender of any Debenture for the purpose of conversion, or, except as expressly herein provided, to comply with any of the covenants of the Company contained in Article VI or this Article IV.

                ARTICLE V - EXTENSION OF INTEREST PAYMENT PERIOD

SECTION 5.1 EXTENSION OF INTEREST PAYMENT PERIOD.

     The Company shall have the right, at any time and from time to time during the term of the Debentures so long as no Event of Default has occurred and is continuing, to defer payments of interest by extending the interest payment period of such Debentures for a period not exceeding 20 consecutive quarters (the Extended Interest Payment Period), during which Extended Interest Payment Period no interest shall be due and payable; provided that no Extended Interest Payment Period may extend beyond the Maturity Date or end on a date other than an Interest Payment Date. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 5.1, shall bear interest thereon at the Coupon Rate compounded quarterly for each quarter of the Extended Interest Payment Period (Compounded Interest). At the end of the Extended Interest Payment Period, the Company shall calculate (and deliver such calculation to the Trustee) and pay all interest accrued and unpaid on the Debentures, including any Additional Interest and Compounded Interest (together, Deferred Interest) that shall be payable to the holders of the Debentures in whose names the Debentures are registered in the Debenture Register on the first record date after the end of the Extended Interest Payment Period. Before the termination of any Extended Interest Payment Period, the Company may further extend such period so long as no Event of Default has occurred and is continuing, provided that such period together with all such further extensions thereof shall not exceed 20 consecutive quarters, or extend beyond the Maturity Date of the Debentures or end on a date other than an Interest Payment Date. Upon the termination of any Extended Interest Payment Period and upon the payment of all Deferred Interest then due, the Company may commence a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof, but the Company may prepay at any time all or any portion of the interest accrued during an Extended Interest Payment Period.

SECTION 5.2 NOTICE OF EXTENSION.

     (a) If the Property Trustee is the only registered holder of the Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give written notice to the Administrative Trustees, the Property Trustee and the Trustee of its selection of such Extended Interest Payment Period two Business Days before the earlier of (i) the next succeeding date on which Distributions on the Trust Securities issued by the Trust are payable; or (ii) the date the Trust is required to give notice of the record date, or the date such Distributions are payable, to The Nasdaq National Market or other applicable self-regulatory organization or to holders of the Preferred Securities issued by the Trust, but in any event at least one Business Day before such record date.

     (b) If the Property Trustee is not the only holder of the Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give the holders of the Debentures and the Trustee written notice of its selection of such Extended Interest Payment

Period at least two Business Days before the earlier of (i) the next succeeding Interest Payment Date; or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to The Nasdaq National Market or other applicable self-regulatory organization or to holders of the Debentures.

     (c) The quarter in which any notice is given pursuant to paragraphs (a) or
(b) of this Section 5.2 shall be counted as one of the 20 quarters permitted in the maximum Extended Interest Payment Period permitted under Section 5.1.

SECTION 5.3 LIMITATION ON TRANSACTIONS.

     If (i) the Company shall exercise its right to defer payment of interest as provided in Section 5.1, or (ii) there shall have occurred and be continuing any Event of Default, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (A) dividends or distributions in common stock of the Company, or any declaration of a non-cash dividend in connection with the implementation of a shareholder rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (B) purchases of common stock of the Company related to the rights under any of the Company's benefit plans for its directors, officers or employees, or (C) as a result of a reclassification of its capital stock for another class of its capital stock);
(b) the Company shall not make any payment of interest, principal or premium, if any, or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior to the Debentures or make any guarantee payment with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior to the Debentures; provided, however, that notwithstanding the foregoing the Company may make payments pursuant to its obligations under the Preferred Securities Guarantee; and (c) the Company shall not redeem, purchase or acquire less than all of the outstanding Debentures or any of the Preferred Securities.

                ARTICLE VI - PARTICULAR COVENANTS OF THE COMPANY

SECTION 6.1 PAYMENT OF PRINCIPAL AND INTEREST.

     The Company shall duly and punctually pay or cause to be paid the principal of and interest on the Debentures at the time and place and in the manner provided herein. Each such payment of the principal of and interest on the Debentures shall relate only to the Debentures, shall not be combined with any other payment of the principal of or interest on any other obligation of the Company, and shall be clearly and unmistakably identified as pertaining to the Debentures.

SECTION 6.2 MAINTENANCE OF AGENCY.

     So long as any of the Debentures remain Outstanding, the Company shall maintain, or shall cause to be maintained, an office or agency in the Borough of Manhattan, The City of New York, and at such other location or locations as may be designated as provided in this Section 6.2, where (i) Debentures may be presented for payment; (ii) Debentures may be presented as hereinabove authorized for registration of transfer, conversion or exchange; and (iii) notices and demands to or upon the Company in respect of the Debentures and this Indenture may be given or served, such designation to continue with respect to such office or agency until the Company shall, by written notice signed by its President or an Executive Vice President and delivered to the Trustee, designate some other office or agency for such purposes or any of them. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, notices and demands. In addition to any such office or agency, the Company may from time to time designate one or more offices or agencies outside of the Borough of Manhattan, The City of New York, where the Debentures may be presented for registration or transfer and for exchange in the manner provided herein, and the Company may from time to time rescind such designation as the Company may deem desirable or expedient; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain any such office or agency in the Borough of Manhattan, The City of New York, for the purposes above mentioned. The Company shall give the Trustee prompt written notice of any such designation or rescission thereof.

SECTION 6.3 PAYING AGENTS.

     (a) The Company shall be the initial paying agent. If the Company shall appoint one or more paying agents for the Debentures, other than the Trustee, the Company shall cause each such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 6.3:

          (i) that it shall hold all sums held by it as such agent for the payment of the principal of or interest on the Debentures (whether such sums have been paid to it by the Company or by any other obligor of such Debentures) in trust for the benefit of the Persons entitled thereto;

          (ii) that it shall give the Trustee notice of any failure by the Company (or by any other obligor of such Debentures) to make any payment of the principal of or interest on the Debentures when the same shall be due and payable;

          (iii) that it shall, at any time during the continuance of any failure referred to in the preceding paragraph (a)(ii) above, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such paying agent; and

          (iv) that it shall perform all other duties of paying agent as set forth in this Indenture.

     (b) If the Company shall act as its own paying agent with respect to the Debentures, it shall on or before each due date of the principal of or interest on such Debentures, set aside, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay such principal or interest so becoming due on Debentures until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of such action, or any failure (by it or any other obligor on such Debentures) to take such action. Whenever the Company shall have one or more paying agents for the Debentures, it shall, prior to each due date of the principal of or interest on any Debentures, deposit with the paying agent a sum sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or interest, and (unless such paying agent is the Trustee) the Company shall promptly notify the Trustee of this action or failure so to act.

     (c) Notwithstanding anything in this Section 6.3 to the contrary, (i) the agreement to hold sums in trust as provided in this Section 6.3 is subject to the provisions of Section 14.3 and 14.4; and (ii) the Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or direct any paying agent to pay, to the Trustee all sums held in trust by the Company or such paying agent, such sums to be held by the Trustee upon the same terms and conditions as those upon which such sums were held by the Company or such paying agent; and, upon such payment by any paying agent to the Trustee, such paying agent shall be released from all further liability with respect to such money.

SECTION 6.4 APPOINTMENT TO FILL VACANCY IN OFFICE OF TRUSTEE.

     The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, shall appoint, in the manner provided in Section 10.11, a Trustee, so that there shall at all times be a Trustee hereunder.

SECTION 6.5 COMPLIANCE WITH CONSOLIDATION PROVISIONS.

     The Company shall not, while any of the Debentures remain outstanding, consolidate with, or merge into, or merge into itself, or sell or convey all or substantially all of its property to any other company unless the provisions of
Article XIII hereof are complied with.

SECTION 6.6 LIMITATION ON TRANSACTIONS.

     If Debentures are issued to the Trust or a Trustee of the Trust in connection with the issuance of Trust Securities by the Trust and (i) there shall have occurred any event that would constitute an Event of Default; (ii) the Company shall be in default with respect to any of its obligations under the Preferred Securities Guarantee relating to the Trust; or (iii) the Company shall have given notice of its election to defer payments of interest on such Debentures by extending the interest payment period as provided in this Indenture and such period, or any extension thereof, shall be continuing, then
(a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (A) dividends or distributions in common stock of the Company, or any declaration of a non-cash dividend in connection with the implementation of a shareholder rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (B) purchases of common stock of the Company related to the rights under any of the Company's benefit plans for its directors, officers or employees, or (C) as a result of a reclassification of its capital stock); and
(b) the Company shall not make any payment of interest, principal or premium, if any, or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior to the Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Debentures; provided, however, that the Company may make payments pursuant to its obligations under the Preferred Securities Guarantee; and (c) the Company shall not redeem, purchase or acquire less than all of the outstanding Debentures or any of the Preferred Securities.

SECTION 6.7 COVENANTS AS TO THE TRUST.

     For so long as such Trust Securities of the Trust remain outstanding, the Company shall (i) maintain 100% direct or indirect ownership of the Common Securities of the Trust; provided, however, that any permitted successor of the Company under this Indenture may succeed to the Company's ownership of the Common Securities; (ii) not voluntarily terminate, wind up or liquidate the Trust, except upon prior approval of the Federal Reserve if then so required under applicable capital guidelines, policies or regulations of the Federal Reserve and use its reasonable efforts to cause the Trust (a) to remain a business trust (and to avoid involuntary termination, winding up or liquidation), except in connection with a distribution of Debentures, the redemption of all of the Trust Securities of the Trust or certain mergers, consolidations or amalgamations, each as permitted by the Trust Agreement; and
(b) to otherwise continue not to be treated as an association taxable as a corporation or partnership for United States federal income tax purposes; (iii) use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an individual beneficial interest in the Debentures; and (iv) the Company, and any successor to the Company, shall use best efforts to maintain the eligibility of the Preferred Securities for quotation or listing on any national securities exchange or other organization on which the Preferred Securities are then quoted or listed (including, if applicable, the Nasdaq National Market) and shall use best efforts to keep the Preferred Securities so quoted or listed for so long as the Preferred Securities remain outstanding. In connection with the distribution of the Debentures to the holders of the Preferred Securities issued by the Trust upon a Dissolution Event, the Company shall use its best efforts to list such Debentures on The Nasdaq National Market or on such other exchange as the Preferred Securities are then listed. For so long as the Debentures remain outstanding the Company shall fulfill all reporting and filing obligations under the Securities Exchange Act of 1934, as amended, as applicable to companies having a class of securities registered under Section 12(b) or 12(g) thereunder.

SECTION 6.8 COVENANTS AS TO PURCHASES.

     Except upon the exercise by the Company of its right to redeem the Debentures pursuant to Section 3.2 upon the occurrence and continuation of a Special Event or pursuant to Section 3.3(b), prior to March 31, 2007, the Company shall not purchase any Debentures, in whole or in part, from the Trust.

SECTION 6.9 WAIVER OF USURY, STAY OR EXTENSION LAWS.

     The Company shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performances of this Indenture, and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                ARTICLE VII - DEBENTUREHOLDERS' LISTS AND REPORTS
                         BY THE COMPANY AND THE TRUSTEE

SECTION 7.1 COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF DEBENTUREHOLDERS.

     The Company shall furnish or cause to be furnished to the Trustee (a) on a quarterly basis on each regular record date (as described in Section 2.5) a list, in such form as the Trustee may reasonably require, of the names and addresses of the holders of the Debentures as of such regular record date, provided that the Company shall not be obligated to furnish or cause to furnish such list at any time that the list shall not differ in any respect from the most recent list furnished to the Trustee by the Company (in the event the Company fails to provide such list on a quarterly basis, the Trustee shall be entitled to rely on the most recent list provided by the Company); and (b) at such other times as the Trustee may request in writing within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, however, that, in either case, no such list need be furnished if the Trustee shall be the Debenture Registrar.

SECTION 7.2 PRESERVATION OF INFORMATION COMMUNICATIONS WITH DEBENTUREHOLDERS.

     (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Debentures contained in the most recent list furnished to it as provided in
Section 7.1 and as to the names and addresses of holders of Debentures received by the Trustee in its capacity as registrar for the Debentures (if acting in such capacity).

     (b) The Trustee may destroy any list furnished to it as provided in Section
7.1 upon receipt of a new list so furnished.

     (c) Debentureholders may communicate as provided in Section 312(b) of the Trust Indenture Act with other Debentureholders with respect to their rights under this Indenture or under the Debentures.

SECTION 7.3 REPORTS BY THE COMPANY.

     (a) The Company covenants and agrees to file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports that may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

     (b) The Company covenants and agrees to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations.

     (c) The Company covenants and agrees to transmit by mail, first class postage prepaid, or reputable overnight delivery service that provides for evidence of receipt, to the Debentureholders, as their names and addresses appear upon the Debenture Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this Section
7.3 as may be required by rules and regulations prescribed from time to time by the Commission.

SECTION 7.4 REPORTS BY THE TRUSTEE.

     (a) On or before July 31 in each year in which any of the Debentures are Outstanding, the Trustee shall transmit by mail, first class postage prepaid, to the Debentureholders, as their names and addresses appear upon the Debenture Register, a brief report dated as of the preceding June 30, if and to the extent required under Section 313(a) of the Trust Indenture Act.

     (b) The Trustee shall comply with Section 313(b) and 313(c) of the Trust Indenture Act.

     (c) A copy of each such report shall, at the time of such transmission to Debentureholders, be filed by the Trustee with the Company, with each stock exchange upon which any Debentures are listed (if so listed) and also with the Commission. The Company agrees to notify the Trustee when any Debentures become listed on any stock exchange.

           ARTICLE VIII - REMEDIES OF THE TRUSTEE AND DEBENTUREHOLDERS
                               ON EVENT OF DEFAULT

SECTION 8.1 EVENTS OF DEFAULT.

     (a) Whenever used herein with respect to the Debentures, Event of Default means any one or more of the following events that has occurred and is continuing:

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


          (i) the Company defaults in the payment of any installment of interest upon any of the Debentures, as and when the same shall become due and payable, and continuance of such default for a period of 30 days; provided, however, that a valid extension of an interest payment period by the Company in accordance with the terms of this Indenture shall not constitute a default in the payment of interest for this purpose;

          (ii) the Company defaults in the payment of the principal on the Debentures as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise;

          (iii) the Company fails to observe or perform any other of its covenants or agreements with respect to the Debentures for a period of 90 days after the date on which written notice of such failure, requiring the same to be remedied and stating that such notice is a Notice of Default hereunder, shall have been given to the Company by the Trustee, by registered or certified mail, or to the Company and the Trustee by the holders of at least 25% in principal amount of the Debentures at the time Outstanding;

          (iv) the Company pursuant to or within the meaning of any Bankruptcy Law (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of its creditors;

          (v) a court of competent jurisdiction enters an order under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case; (ii) appoints a Custodian of the Company for all or substantially all of its property; or (iii) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 90 days; or

          (vi) the Trust shall have voluntarily or involuntarily dissolved, wound-up its business or otherwise terminated its existence except in connection with (i) the distribution of Debentures to holders of Trust Securities in liquidation of their interests in the Trust; (ii) the redemption of all of the outstanding Trust Securities of the Trust; or (iii) certain mergers, consolidations or amalgamations, each as permitted by the Trust Agreement.

     (b) In each and every such case referred to in paragraph (i) through (vi) of this Section 8.1(a), unless the principal of all the Debentures shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Debentures then Outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by such Debentureholders) may declare the principal of all the Debentures to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, notwithstanding anything contained in this Indenture or in the Debentures.

     (c) At any time after the principal of the Debentures shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the holders of a majority in aggregate principal amount of the Debentures then Outstanding hereunder, by written notice to the Company and the

                                       37

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Trustee, may rescind and annul such declaration and its consequences if: (i) the
Company has paid or deposited with the Trustee a sum sufficient to pay all matured installments of interest upon all the Debentures and the principal of any and all Debentures that shall have become due otherwise than by acceleration (with interest upon such principal, and, to the extent that such payment is enforceable under applicable law, upon overdue installments of interest, at the rate per annum expressed in the Debentures to the date of such payment or deposit) and the amount payable to the Trustee under Section 10.7; and (ii) any and all Events of Default under this Indenture, other than the nonpayment of principal on Debentures that shall not have become due by their terms, shall have been remedied or waived as provided in Section 8.6. No such rescission and annulment shall extend to or shall affect any subsequent default or impair any right consequent thereon.

     (d) In case the Trustee shall have proceeded to enforce any right with respect to Debentures under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee shall continue as though no such proceedings had been taken.

SECTION 8.2 COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

     (a) The Company covenants that (1) in case it shall default in the payment of any installment of interest on any of the Debentures, and such default shall have continued for a period of 30 days; or (2) in case it shall default in the payment of the principal of any of the Debentures when the same shall have become due and payable, whether upon maturity of the Debentures or upon redemption or upon declaration or otherwise, then, upon demand of the Trustee, the Company shall pay to the Trustee, for the benefit of the holders of the Debentures, the whole amount that then shall have become due and payable on all such Debentures for principal or interest, or both, as the case may be, with interest upon the overdue principal and (to the extent that payment of such interest is enforceable under applicable law and, if the Debentures are held by the Trust or a trustee of the Trust, without duplication of any other amounts paid by the Trust or trustee in respect thereof) upon overdue installments of interest at the rate per annum expressed in the Debentures; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, and the amount payable to the Trustee under Section 10.7.

     (b) If the Company shall fail to pay such amounts set forth in Section 8.2(a) forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon the Debentures and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or other obligor upon the Debentures, wherever situated.

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


     (c) In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, readjustment, arrangement, composition or judicial proceedings affecting the Company, the Trust, or the creditors or property of either, the Trustee shall have power to intervene in such proceedings and take any action therein that may be permitted by the court and shall (except as may be otherwise provided by law) be entitled to file such proofs of claim and other papers and documents as may be necessary or advisable in order to have the claims of the Trustee and of the holders of the Debentures allowed for the entire amount due and payable by the Company under this Indenture at the date of institution of such proceedings and for any additional amount that may become due and payable by the Company after such date, and to collect and receive any moneys or other property payable or deliverable on any such claim, and to distribute the same after the deduction of the amount payable to the Trustee under Section 10.7; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the holders of the Debentures to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to such Debentureholders, to pay to the Trustee any amount due it under Section 10.7.

     (d) All rights of action and of asserting claims under this Indenture, or under any of the terms established with respect to the Debentures, may be enforced by the Trustee without the possession of any of such Debentures, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for payment to the Trustee of any amounts due under Section 10.7, be for the ratable benefit of the holders of the Debentures. In case of an Event of Default hereunder, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Debentureholder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any holder thereof or to authorize the Trustee to vote in respect of the claim of any Debentureholder in any such proceeding.

SECTION 8.3 APPLICATION OF MONEYS COLLECTED.

     Any moneys or other assets collected by the Trustee pursuant to this
Article VIII with respect to the Debentures shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such moneys or other assets on account of principal or interest, upon presentation of the Debentures, and notation thereon the payment, if only partially paid, and upon surrender thereof if fully paid:

     FIRST: To the payment of costs and expenses of collection and of all amounts payable to the Trustee under Section 10.7;

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


     SECOND: To the payment of all Senior Indebtedness of the Company if and to the extent required by Article XVII; and

     THIRD: To the payment of the amounts then due and unpaid upon the Debentures for principal and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Debentures for principal and interest, respectively.

SECTION 8.4 LIMITATION ON SUITS.

     (a) Except as set forth in this Indenture, no holder of any Debenture shall have any right by virtue or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless (i) such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof with respect to the Debentures specifying such Event of Default, as hereinbefore provided; (ii) the holders of not less than 25% in aggregate principal amount of the Debentures then Outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as trustee hereunder; (iii) such holder or holders shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby; (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have failed to institute any such action, suit or proceeding; and (v) during such 60 day period, the holders of a majority in principal amount of the Debentures do not give the Trustee a direction inconsistent with the request.

     (b) Notwithstanding anything contained herein to the contrary or any other provisions of this Indenture, the right of any holder of the Debentures to receive payment of the principal of and interest on the Debentures, as therein provided, on or after the respective due dates expressed in such Debenture (or in the case of redemption, on the redemption date), or to institute suit for the enforcement of any such payment on or after such respective dates or redemption date, shall not be impaired or affected without the consent of such holder and by accepting a Debenture hereunder it is expressly understood, intended and covenanted by the taker and holder of every Debenture with every other such taker and holder and the Trustee, that no one or more holders of Debentures shall have any right in any manner whatsoever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of the holders of any other of such Debentures, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Debentures. For the protection and enforcement of the provisions of this Section 8.4, each and every Debentureholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

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


SECTION 8.5 RIGHTS AND REMEDIES CUMULATIVE; DELAY OR OMISSION NOT WAIVER.

     (a) Except as otherwise provided in Section 2.9(b), all powers and remedies given by this Article VIII to the Trustee or to the Debentureholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any other powers and remedies available to the Trustee or the holders of the Debentures, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture or otherwise established with respect to such Debentures.

     (b) No delay or omission of the Trustee or of any holder of any of the Debentures to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or on acquiescence therein; and, subject to the provisions of Section 8.4, every power and remedy given by this Article VIII or by law to the Trustee or the Debentureholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Debentureholders.

SECTION 8.6 CONTROL BY DEBENTUREHOLDERS.

     The holders of a majority in aggregate principal amount of the Debentures at the time Outstanding, determined in accordance with Section 11.4, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that such direction shall not be in conflict with any rule of law or with this Indenture. Subject to the provisions of
Section 10.1, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability. The holders of a majority in aggregate principal amount of the Debentures at the time Outstanding affected thereby, determined in accordance with Section 11.4, may on behalf of the holders of all of the Debentures waive any past default in the performance of any of the covenants contained herein and its consequences, except (i) a default in the payment of the principal of, or interest on, any of the Debentures as and when the same shall become due by the terms of such Debentures otherwise than by acceleration (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal has been deposited with the Trustee (in accordance with Section 8.1(c)); (ii) a default in the covenants contained in Section 6.7; or (iii) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the holder of each Outstanding Debenture affected; provided, however, that if the Debentures are held by the Trust or a trustee of the Trust, such waiver or modification to such waiver shall not be effective until the holders of a majority in liquidation preference of Trust Securities of the Trust shall have consented to such waiver or modification to such waiver; provided further, that if the consent of the holder of each Outstanding Debenture is required, such waiver shall not be effective until each holder of the Trust Securities of the Trust shall have consented to such waiver. Upon any such waiver, the default covered thereby shall be deemed to be cured for all purposes of this Indenture and the Company, the Trustee and the holders of the Debentures shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 8.7 UNDERTAKING TO PAY COSTS.

     All parties to this Indenture agree, and each holder of any Debentures by such holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 8.7 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Debentureholder, or group of Debentureholders holding more than 10% in aggregate principal amount of the Outstanding Debentures, or to any suit instituted by any Debentureholder for the enforcement of the payment of the principal of or interest on the Debentures, on or after the respective due dates expressed in such Debenture or established pursuant to this Indenture.

SECTION 8.8 DIRECT ACTION; RIGHT OF SET-OFF

     In the event that an Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest on or principal of the Debentures on an Interest Payment Date or Maturity Date, as applicable, then a holder of Preferred Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of or interest on such Debentures having a principal amount equal to the aggregate Liquidation Amount of the Preferred Securities of such holders (a Direct Action). In connection with such Direct Action, the Company will have a right of set-off under this Indenture to the extent of any payment actually made by the Company to such holder of the Preferred Securities with respect to such Direct Action.

                ARTICLE IX - FORM OF DEBENTURE AND ORIGINAL ISSUE

SECTION 9.1 FORM OF DEBENTURE.

     The Debenture and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the forms contained as Exhibit A to this Indenture, attached hereto and incorporated herein by reference.

SECTION 9.2 ORIGINAL ISSUE OF DEBENTURES.

     Debentures in the aggregate principal amount of $_________ may, upon execution of this Indenture, be executed by the Company and delivered to the Trustee for authentication. The Trustee shall thereupon authenticate and deliver said Debentures to or upon the written order of the Company, signed by its President, or any Vice President and its Chief Financial Officer or the Treasurer or an Assistant Treasurer, without any further action by the Company.

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                       ARTICLE X - CONCERNING THE TRUSTEE

SECTION 10.1 CERTAIN DUTIES AND RESPONSIBILITIES OF THE TRUSTEE.

     (a) The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform with respect to the Debentures such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants shall be read into this Indenture against the Trustee. In case an Event of Default has occurred that has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (b) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

               (1) the duties and obligations of the Trustee shall with respect to the Debentures be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable with respect to the Debentures except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (2) in the absence of bad faith on the part of the Trustee, the Trustee may with respect to the Debentures conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Debentures at the time Outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Debentures; and

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


          (iv) none of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Indenture or adequate indemnity against such risk is not reasonably assured to it.

SECTION 10.2 NOTICE OF DEFAULTS.

     Within 90 days after actual knowledge by a Responsible Officer of the Trustee of the occurrence of any default hereunder with respect to the Debentures, the Trustee shall transmit by mail to all holders of the Debentures, as their names and addresses appear in the Debenture Register, notice of such default, unless such default shall have been cured or waived; provided, however, that, except in the case default in the payment of the principal or interest (including any Additional Interest) on any Debenture, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of the directors and/or Responsible Officers of the Trustee determines in good faith that the withholding of such notice is in the interests of the holders of such Debentures; and provided, further, that in the case of any default of the character specified in Section 8.1(a)(3), no such notice to holders of Debentures need be sent until at least 30 days after the occurrence thereof. For the purposes of this Section 10.2, the term default means any event which is, or after notice or lapse of time or both, would become, an Event of Default with respect to the Debentures.

SECTION 10.3 CERTAIN RIGHTS OF TRUSTEE.

     Except as otherwise provided in Section 10.1:

     (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Board Resolution or an instrument signed in the name of the Company by its President or any Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer thereof (unless other evidence in respect thereof is specifically prescribed herein);

     (c) The Trustee shall not be deemed to have knowledge of a default or an Event of Default, other than an Event of Default specified in Section 8.1(a)(i); or (ii), unless and until it receives written notification of such Event of Default from the Company or by holders of at least 25% of the aggregate principal amount of the Debentures at the time Outstanding;

     (d) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted hereunder in good faith and in reliance thereon;

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


     (e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Debentureholders, pursuant to the provisions of this Indenture, unless such Debentureholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (that has not been cured or waived) to exercise with respect to the Debentures such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs;

     (f) The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

     (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security, or other papers or documents, unless requested in writing so to do by the holders of not less than a majority in principal amount of the Outstanding Debentures (determined as provided in Section 11.4); provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such costs, expenses or liabilities as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand; and

     (h) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

SECTION 10.4 TRUSTEE NOT RESPONSIBLE FOR RECITALS, ETC.

     (a) The Recitals contained herein and in the Debentures shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.

     (b) The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debentures.

     (c) The Trustee shall not be accountable for the use or application by the Company of any of the Debentures or of the proceeds of such Debentures, or for the use or application of any moneys paid over by the Trustee in accordance with any provision of this Indenture, or for the use or application of any moneys received by any paying agent other than the Trustee.

SECTION 10.5 MAY HOLD DEBENTURES.

     The Trustee or any paying agent or registrar for the Debentures, in its individual or any other capacity, may become the owner or pledgee of Debentures with the same rights it would have if it were not Trustee, paying agent or Debenture Registrar.

SECTION 10.6 MONEYS HELD IN TRUST.

     Subject to the provisions of Section 14.5, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any moneys received by it hereunder except such as it may agree with the Company to pay thereon.

SECTION 10.7 COMPENSATION AND REIMBURSEMENT.

     (a) The Company covenants and agrees to pay to the Trustee, and the Trustee shall be entitled to, such reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), as the Company and the Trustee may from time to time agree in writing, for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and, except as otherwise expressly provided herein, the Company shall pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify the Trustee (and its officers, agents, directors and employees) for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim of liability in the premises.

     (b) The obligations of the Company under this Section 10.7 to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior to that of the Debentures upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Debentures.

SECTION 10.8 RELIANCE ON OFFICERS' CERTIFICATE.

     Except as otherwise provided in Section 10.1, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted to be taken by it under the provisions of this Indenture upon the faith thereof.

SECTION 10.9 DISQUALIFICATION: CONFLICTING INTERESTS.

     If the Trustee has or shall acquire any conflicting interest within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee and the Company shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

SECTION 10.10 CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

     There shall at all times be a Trustee with respect to the Debentures issued hereunder which shall at all times be a corporation organized and doing business under the laws of the United States of America or any state or territory thereof or of the District of Columbia, or a corporation or other Person permitted to act as trustee by the Commission, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, and subject to supervision or examination by federal, state, territorial, or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 10.10, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Company may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Company, serve as Trustee. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 10.10, the Trustee shall resign immediately in the manner and with the effect specified in Section 10.11.

SECTION 10.11 RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

     (a) The Trustee or any successor hereafter appointed, may at any time resign by giving written notice thereof to the Company and by transmitting notice of resignation by mail, first class postage prepaid, to the Debentureholders, as their names and addresses appear upon the Debenture Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee with respect to Debentures by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee with respect to Debentures, or any Debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six months may, subject to the provisions of Sections 10.9 and 10.10, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

     (b) In case at any time any one of the following shall occur

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


          (i) the Trustee shall fail to comply with the provisions of Section
9.9 after written request therefor by the Company or by any Debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six months; or

          (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 9.10 and shall fail to resign after written request therefor by the Company or by any such Debentureholder; or

          (iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or commence a voluntary bankruptcy proceeding, or a receiver of the Trustee or of its property shall be appointed or consented to, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee with respect to all Debentures and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Sections 10.9 and 10.10, unless the Trustee's duty to resign is stayed as provided herein, any Debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six months may, on behalf of that holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

     (c) The holders of a majority in aggregate principal amount of the Debentures at the time Outstanding may at any time remove the Trustee by so notifying the Trustee and the Company and may appoint a successor Trustee with the consent of the Company.

     (d) Any resignation or removal of the Trustee and appointment of a successor trustee with respect to the Debentures pursuant to any of the provisions of this Section 10.11 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 10.12.

     (e) Any successor trustee appointed pursuant to this Section 10.11 may be appointed with respect to the Debentures, and at any time there shall be only one Trustee with respect to the Debentures.

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SECTION 10.12 ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

     (a) In case of the appointment hereunder of a successor trustee with respect to the Debentures, every successor trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor trustee all the rights, powers, and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor trustee all property and money held by such retiring Trustee hereunder.

     (b) Upon request of any successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts referred to in paragraph (a) of this Section 10.12.

     (c) No successor trustee shall accept its appointment unless at the time of such acceptance such successor trustee shall be qualified and eligible under this Article X.

     (d) Upon acceptance of appointment by a successor trustee as provided in this Section 10.12, the Company shall transmit notice of the succession of such trustee hereunder by mail, first class postage prepaid, to the Debentureholders, as their names and addresses appear upon the Debenture Register. If the Company fails to transmit such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be transmitted at the expense of the Company.

SECTION 10.13 MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be qualified under the provisions of Section 10.9 and eligible under the provisions of Section 9.10, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case any Debentures shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Debentures so authenticated with the same effect as if such successor Trustee had itself authenticated such Debentures.

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SECTION 10.14 PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY.

     The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship described in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to
Section 311(a) of the Trust Indenture Act to the extent included therein.

                  ARTICLE XI - CONCERNING THE DEBENTUREHOLDERS

SECTION 11.1 EVIDENCE OF ACTION BY HOLDERS.

     (a) Whenever in this Indenture it is provided that the holders of a majority or specified percentage in aggregate principal amount of the Debentures may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the holders of such majority or specified percentage have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by such holders of Debentures in Person or by agent or proxy appointed in writing.

     (b) If the Company shall solicit from the Debentureholders any request, demand, authorization, direction, notice, consent, waiver or other action, the Company may, at its option, as evidenced by an Officers' Certificate, fix in advance a record date for the determination of Debentureholders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Debentureholders of record at the close of business on the record date shall be deemed to be Debentureholders for the purposes of determining whether Debentureholders of the requisite proportion of Outstanding Debentures have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Outstanding Debentures shall be computed as of the record date; provided, however, that no such authorization, agreement or consent by such Debentureholders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

SECTION 11.2 PROOF OF EXECUTION BY DEBENTUREHOLDERS.

     Subject to the provisions of Section 10.1, proof of the execution of any instrument by a Debentureholder (such proof shall not require notarization) or such Debentureholder's agent or proxy and proof of the holding by any Person of any of the Debentures shall be sufficient if made in the following manner:

     (a) The fact and date of the execution by any such Person of any instrument may be proved in any reasonable manner acceptable to the Trustee.

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


     (b) The ownership of Debentures shall be proved by the Debenture Register of such Debentures or by a certificate of the Debenture Registrar thereof.

     (c) The Trustee may require such additional proof of any matter referred to in this Section 11.2 as it shall deem necessary.

SECTION 11.3 WHO MAY BE DEEMED OWNERS.

     Prior to the due presentment for registration of transfer of any Debenture, the Company, the Trustee, any paying agent, any Authenticating Agent and any Debenture Registrar may deem and treat the Person in whose name such Debenture shall be registered upon the books of the Company as the absolute owner of such Debenture (whether or not such Debenture shall be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Debenture Registrar) for the purpose of receiving payment of or on account of the principal of and interest on such Debenture (subject to Section 2.3) and for all other purposes; and neither the Company nor the Trustee nor any paying agent nor any Authenticating Agent nor any Debenture Registrar shall be affected by any notice to the contrary.

SECTION 11.4 CERTAIN DEBENTURES OWNED BY COMPANY DISREGARDED.

     In determining whether the holders of the requisite aggregate principal amount of Debentures have concurred in any direction, consent or waiver under this Indenture, the Debentures that are owned by the Company or any other obligor on the Debentures or by any Person directly or indirectly controlling or controlled by or under common control with the Company or any other obligor on the Debentures shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except (i) that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Debentures that the Trustee actually knows are so owned shall be so disregarded; and (ii) for purposes of this Section 11.4, the Trust shall be deemed not to be controlled by the Company. The Debentures so owned that have been pledged in good faith may be regarded as Outstanding for the purposes of this Section 11.4, if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debentures and that the pledgee is not a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

SECTION 11.5 ACTIONS BINDING ON FUTURE DEBENTUREHOLDERS.

     At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 11.1, of the taking of any action by the holders of the majority or percentage in aggregate principal amount of the Debentures specified in this Indenture in connection with such action, any holder of a Debenture that is shown by the evidence to be included in the Debentures the holders of which have consented to such action may, by filing written notice with the Trustee, and upon proof of holding as provided in Section 11.2, revoke such action so far as concerns such Debenture. Except as aforesaid any such action taken by the holder of any Debenture shall

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be conclusive and binding upon such holder and upon all future holders and owners of such Debenture, and of any Debenture issued in exchange therefor, on registration of transfer thereof or in place thereof, irrespective of whether or not any notation in regard thereto is made upon such Debenture. Any action taken by the holders of the majority or percentage in aggregate principal amount of the Debentures specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the holders of all the Debentures.

                      ARTICLE XII - SUPPLEMENTAL INDENTURES

SECTION 12.1 SUPPLEMENTAL INDENTURES WITHOUT THE CONSENT OF DEBENTUREHOLDERS.

     In addition to any supplemental indenture otherwise authorized by this Indenture, the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as then in effect), without the consent of the Debentureholders, for one or more of the following purposes:

     (a) to cure any ambiguity, defect, or inconsistency herein, or in the Debentures;

     (b) to comply with Article XI;

     (c) to provide for uncertificated Debentures in addition to or in place of certificated Debentures;

     (d) to add to the covenants of the Company for the benefit of the holders of all or any of the Debentures or to surrender any right or power herein conferred upon the Company;

     (e) to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of Debentures, only as herein set forth;

     (f) to make any change that does not adversely affect the rights of any Debentureholder in any material respect;

     (g) to provide for the issuance of and establish the form and terms and conditions of the Debentures, to establish the form of any certifications required to be furnished pursuant to the terms of this Indenture or of the Debentures, or to add to the rights of the holders of the Debentures;

     (h) to qualify or maintain the qualification of this Indenture under the Trust Indenture Act; or

     (i) to evidence a consolidation or merger involving the Company as permitted under Section 13.1.

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


     The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise. Any supplemental indenture authorized by the provisions of this
Section 12.1 may be executed by the Company and the Trustee without the consent of the holders of any of the Debentures at the time Outstanding, notwithstanding any of the provisions of Section 12.2.

SECTION 12.2 SUPPLEMENTAL INDENTURES WITH CONSENT OF DEBENTUREHOLDERS.

     With the consent (evidenced as provided in Section 11.1) of the holders of not less than a majority in aggregate principal amount of the Debentures at the time Outstanding, the Company, when authorized by Board Resolutions, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as then in effect) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner not covered by Section 12.1 the rights of the holders of the Debentures under this Indenture; provided, however, that no such supplemental indenture shall without the consent of the holders of each Debenture then Outstanding and affected thereby, (i) extend the fixed maturity of any Debentures, reduce the principal amount thereof, reduce the rate or extend the time of payment of interest thereon, or modify the provisions in Article IV with respect to the conversion of Outstanding Debentures in a manner adverse to the holders thereof, or without the consent of the holder of each Debenture so affected; or (ii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture; provided further, that if the Debentures are held by the Trust or a trustee of the Trust, such supplemental indenture shall not be effective until the holders of a majority in liquidation preference of Trust Securities of the Trust shall have consented to such supplemental indenture; provided further, that if the consent of the holder of each Outstanding Debenture is required, such supplemental indenture shall not be effective until each holder of the Trust Securities of the Trust shall have consented to such supplemental indenture. It shall not be necessary for the consent of the Debentureholders affected thereby under this Section 12.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

SECTION 12.3 EFFECT OF SUPPLEMENTAL INDENTURES.

     Upon the execution of any supplemental indenture pursuant to the provisions of this Article XII, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Debentures shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

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


SECTION 12.4 DEBENTURES AFFECTED BY SUPPLEMENTAL INDENTURES.

     Debentures affected by a supplemental indenture, authenticated and delivered after the execution of such supplemental indenture pursuant to the provisions of this Article XII, may bear a notation in form approved by the Company, provided such form meets the requirements of any exchange or automated quotation system upon which the Debentures may be listed or quoted, as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Debentures so modified as to conform, in the opinion of the Board of Directors of the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Debentures then Outstanding.

SECTION 12.5 EXECUTION OF SUPPLEMENTAL INDENTURES.

     (a) Upon the request of the Company, accompanied by its Board Resolutions authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Debentureholders required to consent thereto as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture. The Trustee, subject to the provisions of Sections 10.1, may receive an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article XII is authorized or permitted by, and conforms to, the terms of this Article XII and that it is proper for the Trustee under the provisions of this Article XII to join in the execution thereof.

     (b) Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section 12.5, the Trustee shall transmit by mail, first class postage prepaid, a notice, setting forth in general terms the substance of such supplemental indenture, to the Debentureholders as their names and addresses appear upon the Debenture Register. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

                      ARTICLE XIII - SUCCESSOR CORPORATION

SECTION 13.1 COMPANY MAY CONSOLIDATE, ETC.

     Nothing contained in this Indenture or in any of the Debentures shall prevent any consolidation or merger of the Company with or into any other corporation or corporations (whether or not affiliated with the Company, as the case may be), or successive consolidations or mergers in which the Company, as the case may be, or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance, transfer or other disposition of the property of the Company, as the case may be, or its successor or successors as an entirety, or substantially as an entirety, to any other corporation (whether or not affiliated with the Company, as the case may be, or its successor or successors) authorized to acquire and operate the same; provided, however, the Company hereby covenants and agrees that, (i) upon any such consolidation,

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merger, sale, conveyance, transfer or other disposition, the due and punctual payment, in the case of the Company, of the principal of and interest on all of the Debentures, according to their tenor and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be kept or performed by the Company as the case may be, shall be expressly assumed, by supplemental indenture (which shall conform to the provisions of the Trust Indenture Act, as then in effect) satisfactory in form to the Trustee executed and delivered to the Trustee by the entity formed by such consolidation, or into which the Company, as the case may be, shall have been merged, or by the entity which shall have acquired such property, and the ultimate parent entity of such successor entity expressly assumes the obligations of the Company under the related Preferred Securities Guarantee, to the extent the Preferred Securities are then Outstanding; (ii) in case the Company consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is (1) organized under the laws of the United States or any state or the District of Columbia and (2) is the ultimate parent entity of the organization with which the Company is engaging in such transaction; and (iii) immediately after giving effect thereto, an Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

SECTION 13.2 SUCCESSOR CORPORATION SUBSTITUTED.

     (a) In case of any such consolidation, merger, sale, conveyance, transfer or other disposition and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of, in the case of the Company, the due and punctual payment of the principal of and interest on all of the Debentures Outstanding and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, as the case may be, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named as the Company herein, and thereupon the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Debentures.

     (b) In case of any such consolidation, merger, sale, conveyance, transfer or other disposition such changes in phraseology and form (but not in substance) may be made in the Debentures thereafter to be issued as may be appropriate.

     (c) Nothing contained in this Indenture or in any of the Debentures shall prevent the Company from merging into itself or acquiring by purchase or otherwise all or any part of the property of any other Person (whether or not affiliated with the Company).

SECTION 13.3 EVIDENCE OF CONSOLIDATION, ETC. TO TRUSTEE.

     The Trustee, subject to the provisions of Section 10.1, may receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or other disposition, and any such assumption, comply with the provisions of this Article XIII.

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                    ARTICLE XIV - SATISFACTION AND DISCHARGE

SECTION 14.1 SATISFACTION AND DISCHARGE OF INDENTURE.

     If at any time: (a) the Company shall have delivered to the Trustee for cancellation all Debentures theretofore authenticated (other than any Debentures that shall have been destroyed, lost or stolen and that shall have been replaced or paid as provided in Section 2.9) and all Debentures for whose payment money or Governmental Obligations have theretofore been deposited in trust or segregated and held in trust by the Company (and thereupon repaid to the Company or discharged from such trust, as provided in Section 14.5); or (b) all such Debentures not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit or cause to be deposited with the Trustee as trust funds the entire amount in moneys or Governmental Obligations sufficient or a combination thereof, sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay at maturity or upon redemption all Debentures not theretofore delivered to the Trustee for cancellation, including principal and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company; then this Indenture shall thereupon cease to be of further effect except for the provisions of Sections 2.3, 2.7, 2.9, 6.1, 6.2, 5.3, 10.7 and 10.10, that shall survive until the date of maturity or redemption date, as the case may be, and Sections 10.7 and 14.5, that shall survive to such date and thereafter, and the Trustee, on demand of the Company and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture.

SECTION 14.2 DISCHARGE OF OBLIGATIONS.

     If at any time all Debentures not heretofore delivered to the Trustee for cancellation or that have not become due and payable as described in Section
14.1 shall have been paid by the Company by depositing irrevocably with the Trustee as trust funds moneys or an amount of Governmental Obligations sufficient in the opinion of a nationally recognized certified public accounting firm to pay at maturity or upon redemption all Debentures not theretofore delivered to the Trustee for cancellation, including principal and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then after the date such moneys or Governmental Obligations, as the case may be, are deposited with the Trustee, the obligations of the Company under this Indenture shall cease to be of further effect except for the provisions of Sections 2.3, 2.7, 2.9, 6.1, 6.2, 6.3, 10.6,
10.7 and 14.5 hereof that shall survive until such Debentures shall mature and be paid. Thereafter, Sections 10.7 and 14.5 shall survive.

SECTION 14.3 DEPOSITED MONEYS TO BE HELD IN TRUST.

     All monies or Governmental Obligations deposited with the Trustee pursuant to Sections 14.1 or 14.2 shall be held in trust and shall be available for payment as due, either directly or through any paying agent (including the Company acting as its own paying agent), to the holders of the Debentures for the payment or redemption of which such moneys or Governmental Obligations have been deposited with the Trustee.

SECTION 14.4 PAYMENT OF MONIES HELD BY PAYING AGENTS.

     In connection with the satisfaction and discharge of this Indenture, all moneys or Governmental Obligations then held by any paying agent under the provisions of this Indenture shall, upon demand of the Company, be paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys or Governmental Obligations.

SECTION 14.5 REPAYMENT TO COMPANY.

     Any monies or Governmental Obligations deposited with any paying agent or the Trustee, or then held by the Company in trust, for payment of principal of or interest on the Debentures that are not applied but remain unclaimed by the holders of such Debentures for at least two years after the date upon which the principal of or interest on such Debentures shall have respectively become due and payable, shall be repaid to the Company, as the case may be, on September 30 of each year or (if then held by the Company) shall be discharged from such trust; and thereupon the paying agent and the Trustee shall be released from all further liability with respect to such moneys or Governmental Obligations, and the holder of any of the Debentures entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company for the payment thereof.

  ARTICLE XV - IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

SECTION 15.1 NO RECOURSE.

     No recourse under or upon any obligation, covenant or agreement of this Indenture, or of the Debentures, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors as such, of the Company or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Debentures or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this

Indenture or in any of the Debentures or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Debentures.

                     ARTICLE XVI - MISCELLANEOUS PROVISIONS

SECTION 16.1 EFFECT ON SUCCESSORS AND ASSIGNS.

     All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Company shall bind its respective successors and assigns, whether so expressed or not.

SECTION 16.2 ACTIONS BY SUCCESSOR.

     Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the corresponding board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.

SECTION 16.3 SURRENDER OF COMPANY POWERS.

     The Company by instrument in writing executed by appropriate authority of its Board of Directors and delivered to the Trustee may surrender any of the powers reserved to the Company, and thereupon such power so surrendered shall terminate both as to the Company, as the case may be, and as to any successor corporation.

SECTION 16.4 NOTICES.

     Except as otherwise expressly provided herein any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Debentures to or on the Company may be given or served by being deposited first class postage prepaid in a post- office letterbox addressed (until another address is filed in writing by the Company with the Trustee), as follows: American Bank Incorporated, 4029 West Tilghman Street, Allentown, Pennsylvania, 18104 Attention: Chief Executive Officer. Any notice, election, request or demand by the Company or any Debentureholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the Corporate Trust Office of the Trustee.

SECTION 16.5 GOVERNING LAW.

     This Indenture and each Debenture shall be deemed to be a contract made under the internal laws of the State of Pennsylvania and for all purposes shall be construed in accordance with the laws of said State.

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


SECTION 16.6 TREATMENT OF DEBENTURES AS DEBT.

     It is intended that the Debentures shall be treated as indebtedness and not as equity for federal income tax purposes. The provisions of this Indenture shall be interpreted to further this intention.

SECTION 16.7 COMPLIANCE CERTIFICATES AND OPINIONS.

     (a) Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

     (b) Each certificate or opinion of the Company provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant in this Indenture shall include (1) a statement that the Person making such certificate or opinion has read such covenant or condition;
(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such Person, he has made such examination or investigation as, in the opinion of such Person, is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; provided, however, that each such certificate shall comply with the provisions of Section 314 of the Trust Indenture Act.

SECTION 16.8 PAYMENTS ON BUSINESS DAYS.

     In any case where the date of maturity of interest or principal of any Debenture or the date of redemption of any Debenture shall not be a Business Day, then payment of interest or principal may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of maturity or redemption, and no interest shall accrue for the period after such nominal date.

SECTION 16.9 CONFLICT WITH TRUST INDENTURE ACT.

     If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

SECTION 16.10 COUNTERPARTS.

     This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 16.11 SEPARABILITY.

     In case any one or more of the provisions contained in this Indenture or in the Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of the Debentures, but this Indenture and the Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 16.12 ASSIGNMENT.

     The Company shall have the right at all times to assign any of its respective rights or obligations under this Indenture to a direct or indirect wholly owned Subsidiary of the Company, provided that, in the event of any such assignment, the Company shall remain liable for all such obligations. Subject to the foregoing, this Indenture is binding upon and inures to the benefit of the parties thereto and their respective successors and assigns. This Indenture may not otherwise be assigned by the parties thereto.

SECTION 16.13 ACKNOWLEDGMENT OF RIGHTS.

     The Company acknowledges that, with respect to any Debentures held by the Trust or a trustee of the Trust, if the Property Trustee fails to enforce its rights under this Indenture as the holder of the Debentures held as the assets of the Trust, any holder of Preferred Securities may institute legal proceedings directly against the Company to enforce such Property Trustee's rights under this Indenture without first instituting any legal proceedings against such Property Trustee or any other person or entity. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), the Company acknowledges that a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Debentures.

                   ARTICLE XVII - SUBORDINATION OF DEBENTURES

SECTION 17.1 AGREEMENT TO SUBORDINATE.

     The Company covenants and agrees, and each holder of Debentures issued hereunder by such holder's acceptance thereof likewise covenants and agrees, that all Debentures shall be issued subject to the provisions of this Article XVII; and each holder of a Debenture, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions. The payment by the Company of the principal of and interest on all Debentures issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and junior in right of payment to the prior payment in full of all Senior Debt, Subordinated Debt and Additional Senior Obligations (collectively, Senior Indebtedness) to the extent provided herein, whether outstanding at the date of this Indenture or thereafter incurred. No provision of this Article XVII shall prevent the occurrence of any default or Event of Default hereunder.

SECTION 17.2 DEFAULT ON SENIOR DEBT, SUBORDINATED DEBT OR ADDITIONAL SENIOR OBLIGATIONS.

     In the event and during the continuation of any default by the Company in the payment of principal, premium, interest or any other payment due on any Senior Indebtedness of the Company, or in the event that the maturity of any Senior Indebtedness of the Company has been accelerated because of a default, then, in either case, no payment shall be made by the Company with respect to the principal (including redemption payments) of or interest on the Debentures. In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee when such payment is prohibited by the preceding sentence of this
Section 17.2, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that the holders of the Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee in writing within 90 days of such payment of the amounts then due and owing on the Senior Indebtedness and only the amounts specified in such notice to the Trustee shall be paid to the holders of Senior Indebtedness.

SECTION 17.3 LIQUIDATION; DISSOLUTION; BANKRUPTCY.

     (a) Upon any payment by the Company or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all Senior Indebtedness of the Company shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment is made by the Company on account of the principal or interest on the Debentures; and upon any such dissolution or winding-up or liquidation or reorganization, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holders of the Debentures or the Trustee would be entitled to receive from the Company, except for the provisions of this Article XVII, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the holders of the Debentures or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness of the Company (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, as calculated by the Company) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay such Senior Indebtedness in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the holders of Debentures or to the Trustee.

     (b) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee before all Senior Indebtedness of the Company is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of such Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, and their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness of the Company, as the case may be, remaining unpaid to the extent necessary to pay such Senior Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness.

     (c) For purposes of this Article XVII, the words cash, property or securities shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article XVII with respect to the Debentures to the payment of all Senior Indebtedness of the Company, as the case may be, that may at the time be outstanding, provided that
(i) such Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment; and (ii) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article XIII shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 17.3 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article XIII. Nothing in Section 17.2 or in this Section 17.3 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 10.7.

SECTION 17.4 SUBROGATION.

     (a) Subject to the payment in full of all Senior Indebtedness of the Company, the rights of the holders of the Debentures shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company, as the case may be, applicable to such Senior Indebtedness until the principal of and interest on the Debentures shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior Indebtedness of any cash, property or securities to which the holders of the Debentures or the Trustee would be entitled except for the provisions of this
Article XVII, and no payment over pursuant to the provisions of this Article XVII to or for the benefit of the holders of such Senior Indebtedness by holders of the Debentures or the Trustee, shall, as between the Company, its creditors other than holders of Senior Indebtedness of the Company, and the holders of the Debentures, be deemed to be a payment by the Company to or on account of such Senior Indebtedness. It is understood that the provisions of this Article XVII are and are intended solely for the purposes of defining the relative rights of the holders of the Debentures, on the one hand, and the holders of such Senior Indebtedness on the other hand.

     (b) Nothing contained in this Article XVII or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as between the Company, its creditors (other than the holders of Senior Indebtedness of the Company), and the holders of the Debentures, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Debentures the principal of and interest on the Debentures as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Debentures and creditors of the Company, as the case may be, other than the holders of Senior Indebtedness of the Company, as the case may be, nor shall anything herein or therein prevent the Trustee or the holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XVII of the holders of such Senior Indebtedness in respect of cash, property or securities of the Company, as the case may be, received upon the exercise of any such remedy.

     (c) Upon any payment or distribution of assets of the Company referred to in this Article XVII, the Trustee, subject to the provisions of Article X, and the holders of the Debentures shall be entitled to conclusively rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the holders of the Debentures, for the purposes of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company, as the case may be, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XVII.

SECTION 17.5 TRUSTEE TO EFFECTUATE SUBORDINATION.

     Each holder of Debentures by such holder's acceptance thereof authorizes and directs the Trustee on such holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this
Article XVII and appoints the Trustee such holder's attorney-in-fact for any and all such purposes.

SECTION 17.6 NOTICE BY THE COMPANY.

     (a) The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article XVII. Notwithstanding the provisions of this Article XVII or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article XVII, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Company or a holder or holders of Senior Indebtedness or from any trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 10.1, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 17.6 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Debenture), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

     (b) The Trustee, subject to the provisions of Section 10.1, shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness of the Company (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of such Senior Indebtedness to participate in any payment or distribution pursuant to this Article XVII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XVII, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 17.7 RIGHTS OF THE TRUSTEE; HOLDERS OF SENIOR INDEBTEDNESS.

     (a) The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XVII in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. The Trustee's right to compensation and reimbursement of expenses as set forth in Section 10.7 shall not be subject to the subordination provisions of the Article XVII.

     (b) With respect to the holders of Senior Indebtedness of the Company, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article XVII, and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of such Senior Indebtedness and, subject to the provisions of Section 10.1, the Trustee shall not be liable to any holder of such Senior Indebtedness if it shall pay over or deliver to holders of Debentures, the Company or any other Person money or assets to which any holder of such Senior Indebtedness shall be entitled by virtue of this
Article XVII or otherwise.

SECTION 17.8 SUBORDINATION MAY NOT BE IMPAIRED.

     (a) No right of any present or future holder of any Senior Indebtedness of the Company to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

     (b) Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness of the Company may, at any time and from time to time, without the consent of or notice to the Trustee or the holders of the Debentures, without incurring responsibility to the holders of the Debentures and without impairing or releasing the subordination provided in this Article XVII or the obligations hereunder of the holders of the Debentures to the holders of such Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness; (iii) release any Person liable in any manner for the collection of such Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

                                    AMERICAN BANK INCORPORATED

                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                                    BANKERS TRUST COMPANY,
                                    AS TRUSTEE

                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                                    EXHIBIT A

                           (FORM OF FACE OF DEBENTURE)

                           AMERICAN BANK INCORPORATED

                     6.0% CONVERTIBLE SUBORDINATED DEBENTURE

                                 DUE MARCH, 2032

NO. ___                                                             $___________

CUSIP NO. ______________

     American Bank Incorporated, a Pennsylvania corporation (the Company, which term includes any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay to, _______________ or registered assigns, the principal sum of _________________________ ($___________) on March 31, 2032, (the Stated Maturity), and to pay interest on said principal sum from March 31, 2002, or from the most recent interest payment date (each such date, an Interest Payment Date) to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on the last day of March, June, September and December of each year commencing March 31, 2002, at the rate of 6.0% per annum until the principal hereof shall have become due and payable, and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded quarterly. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest for any partial period shall be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Debenture is not a business day, then payment of interest payable on such date shall be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay) except that, if such business day is in the next succeeding calendar year, payment of such interest will be made on the immediately preceding business day, in each case, with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the person in whose name this Debenture (or one or more Predecessor Debentures, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be the close of business on the business day next preceding such Interest Payment Date unless otherwise provided in the Indenture. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such regular record date and may be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice thereof shall be fixed by the Trustee for the payment of such defaulted interest, notice thereof shall be given to the registered holders of the Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or quotation system on or in which the Debentures may be listed or quoted, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of and the interest on this Debenture shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Debenture Register. Notwithstanding the foregoing, so long as the holder of this Debenture is the Property Trustee, the payment of the principal of and interest on this Debenture shall be made at such place and to such account as may be designated by the Trustee.

     The Stated Maturity may be shortened at any time by the Company to any date not earlier than March 31, 2007, subject to the Company having received prior approval of the Federal Reserve if then required under applicable capital guidelines, policies or regulations of the Federal Reserve.

     The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions; (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided; and (c) appoints the Trustee his or her attorney- in-fact for any and all such purposes. Each holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

     This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

     The provisions of this Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed.


Dated     March ___, 2002

                                                   AMERICAN BANK INCORPORATED


                                                   By:__________________________
                                                   Name:________________________
                                                   Title:_______________________


Attest:

By:____________________
Name:__________________
Title: __________________

                     [FORM OF CERTIFICATE OF AUTHENTICATION]

                          CERTIFICATE OF AUTHENTICATION

This is one of the Debentures described in the within-mentioned Indenture.

Dated:    March __, 2002

                                            ___________________________________
                                            as Trustee or Authentication Agent


By_________________________                 By_________________________________
    Authorized Signatory

                         [FORM OF REVERSE OF DEBENTURE]

                6.0% CONVERTIBLE SUBORDINATED DEBENTURE DUE 2032
                                   (CONTINUED)

     This Debenture is one of the subordinated debentures of the Company (herein sometimes referred to as the Debentures), all issued or to be issued under and pursuant to an Indenture dated as of March ___, 2002, (the Indenture) duly executed and delivered between the Company and ______________________, as Trustee (the Trustee), to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Debentures. The Debentures are limited in aggregate principal amount as specified in the Indenture.

     Because of the occurrence and continuation of a Special Event (as defined in the Indenture), in certain circumstances, this Debenture may become due and payable at the principal amount together with any interest accrued thereon (the Redemption Price). The Redemption Price shall be paid prior to 12:00 noon, Eastern Standard Time, on the date of such redemption or at such earlier time as the Company determines. The Company shall have the right as set forth in the Indenture to redeem this Debenture at the option of the Company, as set forth in the Indenture, in whole or in part (i) at any time prior to March 31, 2007 if the stock price for the Company's common stock has been at least 150% of the Conversion Price for a period of twenty consecutive business days ending within five days of the date of notice of redemption; (ii) at any time on or after March 31, 2007 at a Redemption Price equal to 100% of the principal amount so redeemed plus any accrued but unpaid interest hereon to the date of redemption (Optional Redemption); or (iii) at any time in certain circumstances upon the occurrence of a Special Event, at a Redemption Price equal to 100% of the principal amount hereof plus any accrued but unpaid interest hereon, to the date of such redemption. Any redemption pursuant to this paragraph shall be made upon not less than 30 days nor more than 60 days notice, at the Redemption Price. The Redemption Price shall be paid at the time and in the manner provided therefor in the Indenture. If the Debentures are only partially redeemed by the Company pursuant to an Early Redemption or an Optional Redemption, the Debentures shall be redeemed pro rata or by lot or by any other method utilized by the Trustee as described in the Indenture.

     In the event of redemption of this Debenture in part only, a new Debenture or Debentures for the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

     In case an Event of Default (as defined in the Indenture) shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Debentures at the time Outstanding (as defined in the Indenture) to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Debentures; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of the Debentures except as provided in the Indenture, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, without the consent of the holder of each Debenture so affected; or
(ii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Debenture then Outstanding and affected thereby. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Debentures at the time Outstanding, on behalf of all of the holders of the Debentures, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture, and its consequences, except a default in the payment of the principal of or interest on any of the Debentures. Any such consent or waiver by the registered holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debenture and of any Debenture issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

     Any Debentureholder has the right, exercisable at any time after March 31, 2002 and on or before the close of business on the Business Day immediately preceding the date of repayment of the Debentures, whether at maturity or upon redemption (either at the option of the Company or pursuant to a Special Event), to convert the principal amount thereof (or any portion thereof that is an integral multiple of $8.50) into fully paid and nonassessable shares of Common Stock of the Company at an initial conversion ratio of one share of Common Stock for each $8.50 in aggregate principal amount of Debentures, subject to adjustment under certain circumstances (the Conversion Ratio). The number of shares issuable upon conversion of a principal amount of Debentures shall be determined by dividing such principal amount by 8.5 and multiplying the quotient so obtained by the Conversion Ratio in effect on the Conversion Date. No fractional shares of Common Stock shall be issued upon conversion and, in lieu thereof, a cash payment shall be made for any fractional interest. The outstanding principal amount of any Debenture shall be reduced by the portion of the principal amount thereof converted into shares of Common Stock.

     To convert a Debenture, a Debentureholder must (i) complete and sign a Conversion Request substantially in the form attached hereto, (ii) surrender the Debenture to the Conversion Agent, (iii) furnish appropriate endorsements or transfer documents if required by the Debenture Registrar or Conversion Agent, and (iv) pay any transfer or similar tax, if required. If a Conversion Request is delivered on or after the regular record date and prior to the subsequent Interest Payment Date, the Debentureholder shall be required to pay to the Company the interest payment to be made on the subsequent Interest Payment Date, and shall be entitled to receive the interest payable on the subsequent Interest Payment Date, on the portion of Debentures to be converted notwithstanding the conversion thereof prior to such Interest Payment Date. Notwithstanding the foregoing, if, during an Extended Interest Payment Period, a notice of redemption is mailed pursuant to Section 3.4 of the Indenture and a Debenture is converted after such mailing but prior to the

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relevant redemption date, all accrued but unpaid interest (including Additional
Payments, if any) through the date of conversion shall be paid to the Debentureholder of such Debenture on the redemption date. Except as otherwise provided in the immediately preceding two sentences, in the case of any Debenture which is converted, interest with a Stated Maturity which is after the date of conversion of such Debenture shall not be payable, and the Company shall not make or be required to make any other payment, adjustment or allowance with respect to accrued but unpaid interest (including Additional Payments, if any) on the Debentures being converted, which shall be deemed to be paid in full. If any Debenture called for redemption is converted, any money deposited with the Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Debenture shall be paid to the Company upon Company request or, if then held by the Company, shall be discharged from such trust.

     No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.

     Provided certain conditions are met, the Company shall have the right at any time during the term of the Debentures and from time to time to extend the interest payment period of such Debentures for up to 20 consecutive quarters (each, an Extended Interest Payment Period), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Debentures to the extent that payment of such interest is enforceable under applicable law). Before the termination of any such Extended Interest Payment Period, so long as no Event of Default shall have occurred and be continuing, the Company may further extend such Extended Interest Payment Period, provided that such Extended Interest Payment Period together with all such further extensions thereof shall not exceed 20 consecutive quarters, extend beyond the Stated Maturity or end on a date other than an Interest Payment Date. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any additional amounts then due and subject to the foregoing conditions, the Company may commence a new Extended Interest Payment Period.

     As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered holder hereof on the Debenture Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Trustee accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount shall be issued to the designated transferee or transferees. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

     Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any paying agent and the Debenture Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Debenture Registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Debenture Registrar shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

     The Debentures are issuable only in registered form without coupons in denominations of $8.50 and any integral multiple thereof.

     All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                           FORM OF CONVERSION REQUEST

To: American Bank Incorporated

     The undersigned owner of these Preferred Securities hereby irrevocably elects to convert these Preferred Securities, or the portion below designated, into Common Stock of the Company (the Common Stock) in accordance with the terms of the Indenture (the Indenture), dated as of March __, 2002, between American Bank Incorporated, and ______________________.

     The undersigned owner of these Preferred Securities hereby directs the Conversion Agent to convert such Preferred Securities on behalf of the undersigned, into Common Stock (at the Conversion Ratio specified in the Indenture). The undersigned owner of these Preferred Securities also hereby notifies the Conversion Agent that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, should be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. (if shares are to be issued in the name of a person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.)

     Date:
     -----

     Principal Amount of Securities to be converted ($____ or integral multiples thereof): $ ___________

     If a name of names other than the undersigned, please indicate in the spaces below the name or names in which the shares of Common Stock are to be issued, along with the address or addresses of such person or persons:

     (Sign exactly as your name appears on the other side of this Preferred Security) (for conversion only)

     Please print or type name and address, including zip code, and social security or other identifying number:

     Signature Guarantee:*
     ---------------------

     *Signature must be guaranteed by an eligible guarantor institution that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (STAMP) or such other signature guarantee program as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities and Exchange Act of 1934, as amended.

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